REGISTRATION NO.  33-52597

                   SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549
                        _________________________

                             AMENDMENT NO. 1
                                   TO

                                FORM S-3
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933
                        _________________________

                    CAPITAL AUTO RECEIVABLES, INC.
              (ORIGINATOR OF THE TRUSTS DESCRIBED HEREIN)

 A DELAWARE CORPORATION-I.R.S.  EMPLOYER IDENTIFICATION NO.  38-2963650
                        _________________________

                        CORPORATION TRUST CENTER
                           1209 ORANGE STREET
                       WILMINGTON, DELAWARE 19801
                             (302-658-7851)

                           AGENT FOR SERVICE
                   F.  A.  HENDERSON, VICE PRESIDENT
                    CAPITAL AUTO RECEIVABLES, INC.
                       3044 WEST GRAND BOULEVARD
                        DETROIT, MICHIGAN 48202
                             (313-556-1508)

                            WITH A COPY TO:
                  ROBERT L.  SCHWARTZ, GENERAL COUNSEL
                    CAPITAL AUTO RECEIVABLES, INC.
                       3031 WEST GRAND BOULEVARD
                        DETROIT, MICHIGAN 48232

                        _________________________

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

      If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

                    CALCULATION OF REGISTRATION FEE

                                    Proposed    Proposed
                                    Maximum     Maximum
                                Offering    Aggregate        Amount of
   Securities       Amount to be      Price Per   Offering       Registration
Being Registered    Registered (1)    Unit(2)     Price(2)            Fee
___________________________________________________________________________
Asset Backed
Securities . . .  $6,193,150,815.02  100%   $6,193,150,815.02  $2,135,584.20
___________________________________________________________________________

(1) $1,806,849,184.98 aggregate principal amount of Asset Backed Securities registered by the Registrant under Registration Statement No. 33-49307 referred to below and not previously sold are consolidated in this Registration Statement pursuant to Rule 429. All registration fees in connection with such unsold amount of Asset Backed Securities have previously been paid under Registration Statement No. 33-49307. The total amount registered under this Registration Statement as so consolidated as of the date of this filing is $8,000,000,000.

(2)   Estimated solely for the purpose of calculating the registration fee.
                        _________________________
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

  PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS
WHICH IS PART OF THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS AND INCLUDES ALL OF THE INFORMATION CURRENTLY REQUIRED IN A PROSPECTUS RELATING
TO THE SECURITIES COVERED BY REGISTRATION STATEMENT NO. 33-49307 PREVIOUSLY FILED BY THE REGISTRANT. THIS REGISTRATION STATEMENT, WHICH RELATES TO $8,000,000,000 AGGREGATE PRINCIPAL AMOUNT OF ASSET BACKED SECURITIES, CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-49307.


                 CAPITAL AUTO RECEIVABLES ASSET TRUSTS
                           ASSET BACKED NOTES
                       ASSET BACKED CERTIFICATES
                        _________________________

                    CAPITAL AUTO RECEIVABLES, INC.
                                 SELLER
                        _________________________

                 GENERAL MOTORS ACCEPTANCE CORPORATION
                                SERVICER
                        _________________________

  The Asset Backed Notes (the "Notes") and the Asset Backed Certificates
(the "Certificates" and, collectively with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities will include one or more classes of Notes and one or more classes of Certificates.
  The Notes and the Certificates of each series will be issued by a trust to be formed with respect to such series (each, a "Trust"). The property of each Trust will include a pool of retail instalment sale contracts secured by automobiles and light trucks (the "Receivables"), certain monies due or received thereunder on and after the Cutoff Date set forth in the related Prospectus Supplement, security interests in the vehicles financed thereby and certain other property. Each Trust will be formed pursuant to a Trust Agreement (the "Trust Agreement") to be entered into between Capital Auto Receivables, Inc., as Seller (the "Seller"), and the Owner Trustee specified in the related Prospectus Supplement (the "Owner Trustee"). The Notes of each series will be issued and secured pursuant to an Indenture (the "Indenture") between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee").
  Except as otherwise provided in the related Prospectus Supplement, each class of Securities of any series will represent the right to receive a specified amount of payments of principal and interest on the related Receivables in the manner described herein and in the related Prospectus Supplement. The right of each class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. A series may include two or more classes of Notes or Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or Certificate Balance, as applicable, or interest or both. A series may include one or more classes of Notes or Certificates entitled to principal payments or distributions in respect of Certificate Balance, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal payments or distributions in respect of Certificate Balance. Distributions on Certificates of a series will be subordinated in priority to payments due on the related Notes to the extent described herein and in the related Prospectus Supplement. The Certificates will represent fractional undivided interests in the related Trust. At the time of issuance, each series will be rated investment grade by at least one Rating Agency.

  EXCEPT AS OTHERWISE PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT, THE
ONLY OBLIGATIONS OF THE SELLER OR OF GENERAL MOTORS ACCEPTANCE CORPORATION AS ORIGINATOR OF RECEIVABLES WITH RESPECT TO A SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES MADE BY SUCH PARTY.
GENERAL MOTORS ACCEPTANCE CORPORATION WILL BE THE SERVICER (THE "SERVICER") FOR EACH SERIES. THE OBLIGATIONS OF THE SERVICER WILL BE LIMITED TO ITS CONTRACTUAL SERVICING OBLIGATIONS (WHICH INCLUDE ITS LIMITED OBLIGATION TO MAKE CERTAIN ADVANCES IN THE EVENT OF DELINQUENCIES IN PAYMENTS ON RECEIVABLES).
  Each class of Securities will represent the right to receive payments or distributions in the amounts, at the rates, and on the dates set forth in the related Prospectus Supplement. The rate of payment in respect of principal on Notes and distributions in respect of Certificate Balance on Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.
  There will be no secondary market for the Notes or the Certificates prior to the offering thereof. There can be no assurance that a secondary market for the Notes or the Certificates will develop or, if it does develop, that it will continue. The Notes and the Certificates will not be listed on any securities exchange.
  Unless otherwise provided in the related Prospectus Supplement, the Notes and the Certificates initially will be represented by Notes and Certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes and Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes and Definitive Certificates will be available only under limited circumstances.

                        _________________________

EXCEPT AS OTHERWISE PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT, PROCEEDS
OF THE ASSETS OF THE TRUST FOR ANY SERIES AND LIMITED AMOUNTS ON DEPOSIT IN THE RESERVE ACCOUNT ARE THE SOLE SOURCES OF PAYMENTS ON THE NOTES AND THE CERTIFICATES FOR SUCH SERIES. NEITHER THE NOTES NOR THE CERTIFICATES WILL REPRESENT AN INTEREST IN OR OBLIGATION OF, AND ARE NOT INSURED OR GUARANTEED BY, GENERAL MOTORS ACCEPTANCE CORPORATION, CAPITAL AUTO RECEIVABLES, INC., ANY OTHER TRUST OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.

                        _________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.













             The date of this Prospectus is March 21, 1994.

                          AVAILABLE INFORMATION

  Capital Auto Receivables, Inc., as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes and the Certificates offered pursuant to this Prospectus. This Prospectus, which forms part of the Registration Statement, does not contain all of the information contained in the Registration Statement and is qualified in its entirety by reference to the Registration Statement. The Registration Statement is available for inspection without charge at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates.

             REPORTS TO NOTEHOLDERS AND CERTIFICATEHOLDERS

  Unless otherwise provided in the related Prospectus Supplement,unless and until Definitive Notes or Definitive Certificates are issued, monthly, quarterly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of each Trust only to Cede & Co. ("Cede"), as nominee of DTC and registered holder of the Notes and the Certificates. See "Certain Information Regarding The Securities-Book-Entry Registration;" and "-Reports to Securityholders." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Each Trust will file with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Seller will provide, without charge, to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any such document incorporated by reference herein, other than exhibits to such documents not specifically described above. Requests should be directed to the Seller, in care of General Motors Acceptance Corporation, as Servicer, 3044 West Grand Boulevard, Detroit, Michigan 48202 (telephone number (313) 556-1281).
































                           PROSPECTUS SUMMARY

  This Prospectus Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this Prospectus Summary are defined elsewhere in this Prospectus and in the related Prospectus Supplement. A listing of the pages on which some of such terms are defined is found in the "Index of Terms."

Issuer . . . . . . . . . . . .With respect to each series of Notes and
                              Certificates, the Trust to be formed by
                              the Seller and the Owner Trustee pursuant to the Trust Agreement.

Seller . . . . . . . . . . . .Capital Auto Receivables, Inc., a wholly-
                              owned subsidiary of General Motors
                              Acceptance Corporation.

Servicer . . . . . . . . . . .General Motors Acceptance Corporation, a
                              wholly-owned subsidiary of General Motors
                              Corporation.

Indenture Trustee. . . . . . .The Indenture Trustee specified in the related Prospectus Supplement.

Owner Trustee. . . . . . . . .The Owner Trustee specified in the related Prospectus Supplement.

The Notes. . . . . . . . . . .Each series of Securities will include one or more classes of Notes and will be
                              issued pursuant to an Indenture between
                              the Trust and the Indenture Trustee.

                              Unless otherwise specified in the related
                              Prospectus Supplement, Notes will be
                              available for purchase in denominations of $1,000 and integral multiples thereof, and will be available in book-entry form only. Unless otherwise specified in the related Prospectus Supplement, Noteholders will be able to receive Definitive Notes only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities-Definitive Securities."

                              Unless otherwise specified in the related
                              Prospectus Supplement, each class of Notes will have a stated principal amount and will bear interest at a specified rate or rates (with respect to each class of Notes, the "Interest Rate"). Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

                              A series may include two or more classes of Notes which differ as to the timing and priority of payment, seniority,



                              allocations of loss, Interest Rate or
                              amount of payments of principal or
                              interest, or as to which payments of
                              principal or interest may or may not be
                              made upon the occurrence of specified
                              events or on the basis of collections from designated portions of the Receivables Pool. In addition, a series may include one or more classes of Notes ("Strip Notes") entitled to (i) principal payments with disproportionate, nominal or no interest payments, or (ii) interest payments with disproportionate, nominal or no principal payments.

                              If the Servicer exercises its option to
                              purchase the Receivables of a Trust on the terms and conditions described below under "The Transfer and Servicing Agreements-Termination," the outstanding Notes will be redeemed as set forth in the related Prospectus Supplement.

The Certificates . . . . . . .   Each series of Securities will include one
                                 or more classes of Certificates and will be issued pursuant to a Trust Agreement between the Seller and the Owner Trustee.


                              Unless otherwise specified in the related
                              Prospectus Supplement, Certificates will be available for purchase in a minimum denomination of $20,000 and in integral multiples of $1,000 in excess thereof and will be available in book-entry form only. Unless otherwise specified in the related Prospectus Supplement, Certificateholders will be able to receive Definitive Certificates only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities-Definitive Securities."

                              Unless otherwise specified in the related
                              Prospectus Supplement, each class of
                              Certificates will have a stated
                              Certificate Balance (as defined in the
                              related Prospectus Supplement) and will
                              accrue interest on such Certificate
                              Balance at a specified rate (with respect to each class of Certificates, the "Pass Through Rate"). Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates, or the initial Pass Through Rate and the method for determining subsequent changes to the Pass Through Rate.










                              A series may include two or more classes of Certificates which differ as to timing of distributions, sequential order, priority of payment, seniority, allocation of loss, Pass Through Rate or amount of distributions in respect of Certificate Balance or interest, or as to which distributions in respect of Certificate Balance or interest on any class may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool. In addition, a series may include one or more classes of Certificates ("Strip Certificates") entitled to (i) distributions in respect of Certificate Balance with disproportionate, nominal or no interest distributions, or (ii) interest distributions, with disproportionate, nominal or no distributions in respect of Certificate Balance.

                              To the extent specified in the related
                              Prospectus Supplement, distributions in
                              respect of the Certificates will be
                              subordinated in priority of payment to
                              payments on the Notes.

                              If the Servicer exercises its option to
                              purchase the Receivables of a Trust on the terms and conditions described below under "The Transfer and Servicing Agreement-Termination," Certificateholders will receive an amount in respect of the Certificates as specified in the related Prospectus Supplement.

The Trust Property . . . . . .   The property of each Trust will include a
                                 pool of retail instalment sale contracts for automobiles and light trucks, certain monies due or received thereunder on and after the Cutoff Date specified in the related Prospectus Supplement (a "Cutoff
                                 Date"), security interests in the vehicles financed thereby, certain accounts and the proceeds thereof, any proceeds from claims on certain insurance policies and certain rights of the Seller under the related
                                 Pooling and Servicing Agreement.  The
                                 aggregate Amount Financed under the
                                 Receivables held by a Trust (the
                                 "Aggregate Amount Financed") will be
                                 specified in the related Prospectus
                                 Supplement.

Credit Enhancement . . . . . .   If and to the extent specified in the
                                 related Prospectus Supplement, credit
                                 enhancement with respect to a Trust or any class of Securities may include any one or more of the following: subordination of one or more other classes of Securities, a Reserve Account, overcollateralization,







                              letters of credit, credit or liquidity
                              facilities, repurchase obligations, third party payments or other support, cash deposits or other arrangements. Unless otherwise specified in the related Prospectus Supplement, any form of credit enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement.

Reserve Account. . . . . . . .   Unless otherwise specified in the related
                                 Prospectus Supplement, a Reserve Account will be created for each Trust with an initial deposit by the Seller of cash or certain investments having a value of the Reserve Account Initial Deposit (the amount of which will be specified in the related Prospectus Supplement). To the extent specified in the related Prospectus
                                 Supplement, the funds in the Reserve
                                 Account will thereafter be supplemented by the deposit of amounts remaining after payment to the Servicer of the Total
                                 Servicing Fee and providing for amounts to be distributed to the Noteholders and the Certificateholders. Unless otherwise provided in the related Prospectus
                                 Supplement, amounts in the Reserve Account
                                 (after giving effect to all distributions to be made to the Servicer, the Noteholders and the Certificateholders) in excess of the Specified Reserve Account
                                 Balance (as defined in the related
                                 Prospectus Supplement) may be paid to the Seller.

Transfer and Servicing
  Agreements . . . . . . . . .   With respect to each series of Securities,
                                 the Seller will purchase the Receivables from General Motors Acceptance Corporation
                                 ("GMAC") pursuant to a Pooling and
                                 Servicing Agreement and the Seller will
                                 transfer such Receivables to the related
                                 Trust pursuant to a Trust Sale and
                                 Servicing Agreement.  The rights and
                                 benefits of the Seller under the Pooling and Servicing Agreement and of the Trust under the Trust Sale and Servicing
                                 Agreement will be assigned to the
                                 Indenture Trustee as collateral for the
                                 related Securities.  The Servicer will
                                 agree to be responsible for servicing,
                                 managing and making collections on
                                 Receivables and GMAC, as Custodian, will maintain custody of the Receivables. Each
                                 Trust will be created pursuant to a Trust
                                 Agreement and GMAC, as Administrator, will undertake certain administrative duties with respect to the Trust under an Administration Agreement.

Monthly Advances . . . . . . .   Unless otherwise specified in the related
                                 Prospectus Supplement, the Servicer will make Monthly Advances to the Trust.







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                              With respect to each Scheduled Interest
                              Receivable, the Servicer will make a
                              Scheduled Interest Advance of that portion of Scheduled Payments that was not timely made. The Servicer will be entitled to reimbursement of all Scheduled Interest Advances from subsequent payments and collections on or with respect to the Receivables. The Servicer will not be required to make any Scheduled Interest Advance to the extent that it does not expect to recover such advance from subsequent collections or recoveries on the Receivables. With respect to Simple Interest Receivables, the Servicer will make a Simple Interest Advance of the aggregate interest shortfall, if any, resulting from payments being received other than on their respective due dates. Any monthly surplus resulting from payments on Simple Interest Receivables being received other than on their due dates will be paid to the Servicer. See "The Transfer and Servicing Agreements-Monthly Advances."

Servicing Fee. . . . . . . . .   Unless otherwise specified in the related
                                 Prospectus Supplement, the Servicer will be entitled to receive a monthly fee for servicing the Receivables of each Trust equal to the sum of (i) the product of one-twelfth of the Basic Servicing Fee
                                 Rate specified in the related Prospectus
                                 Supplement and the Aggregate Principal
                                 Balance of such Receivables as of the
                                 first day of such Monthly Period and (ii) to the extent payable as provided herein and in the related Prospectus Supplement, Additional Servicing. In addition, the
                                 Servicer will be entitled each month to
                                 Supplemental Servicing Fees and Investment
                                 Earnings.  See "The Transfer and Servicing
                                 Agreements-Servicing Compensation and
                                 Payment of Expenses."

Certain Federal Income
  Tax Consequences . . . . . .   Upon the issuance of each series of
                                 Securities, except as otherwise provided in the related Prospectus Supplement,
                                 Kirkland & Ellis, special tax counsel to the Seller, will deliver an opinion to the effect that, for federal income tax purposes: (1) the Notes will constitute indebtedness; (2) the Certificates of such series will constitute interests in a trust fund which will not be treated as an association taxable as a corporation or publicly traded partnership taxable as a corporation; (3) such Certificates, if identified as Partnership Certificates, will constitute interests in a partnership;








                              and (4) such Certificates, if identified as Trust Certificates, should constitute interests in a grantor trust. See "Certain Federal Income Tax Consequences" and "State and Local Tax Consequences" for additional information concerning the application of federal, state and local laws.

ERISA Considerations . . . . .   Subject to the considerations discussed
                                 under "ERISA Considerations" herein and in the related Prospectus Supplement, and unless otherwise specified in the
                                 Prospectus Supplement, the Notes are
                                 eligible for purchase by employee benefit plans.

                              Unless otherwise specified in the related
                              Prospectus Supplement, the Certificates
                              may not be acquired by any employee
                              benefit plan subject to ERISA or by an
                              individual retirement account.  See "ERISA
                              Considerations" herein and in the related
                              Prospectus Supplement.
















































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                               THE TRUSTS

  With respect to each series of Securities, the Seller will establish a Trust by selling and assigning the Trust Property to the Trust in exchange for the related Securities. The Trust Property of each Trust will include (i) a pool (a "Receivables Pool") of retail instalment sales contracts for new and used automobiles and light trucks (the "Receivables"), all Scheduled Payments due thereunder on and after the Cutoff Date (in the case of Scheduled Interest Receivables) and all payments received thereunder on and after the Cutoff Date (in the case of Simple Interest Receivables), in each case exclusive of any amount allocable to the premium for physical damage insurance force-placed by the Servicer, (ii) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Trust Sale and Servicing Agreement and the proceeds of such accounts, (iii) security interests in vehicles financed by the Receivables (the "Financed Vehicles") and, to the extent permitted by law, any accessions thereto, (iv) any recourse against dealers with respect to the Receivables, (v) except for those Receivables originated in Wisconsin, the right to proceeds of credit life, credit disability, physical damage or other insurance policies covering the Financed Vehicles and (vi) certain rights of the Seller under the related Pooling and Servicing Agreement. To the extent specified in the related Prospectus Supplement, a Reserve Account or other form of credit enhancement may be held by the Owner Trustee or the Indenture Trustee for the benefit of holders of the Securities. The Reserve Account, if any, for a series of Securities may not be included in the property of the related Trust but will be a segregated trust account held by the Indenture Trustee for the benefit of the holders of such related Securities.

  Except as otherwise set forth in the related Prospectus Supplement, the activities of each Trust will be limited to (i) acquiring, managing and holding the related Receivables and the other assets contemplated herein and in the related Prospectus Supplement and proceeds therefrom, (ii) issuing the related Securities and making payments and distributions thereon and (iii) engaging in other activities that are necessary, suitable or convenient to accomplish any of the foregoing or are incidental thereto or connected therewith.

  The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "The Transfer and Servicing Agreements-Servicing Compensation and Payment of Expenses." To facilitate the servicing of the Receivables, the Owner Trustee will authorize GMAC, as Custodian, to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for the Owner Trustee. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to the Owner Trustee. In the absence of such an amendment, the Owner Trustee may not have a perfected security interest in the Financed Vehicles in all states. Neither the Trust nor the Owner Trustee will be responsible for the legality, validity or enforceability of any security interest in any Financed Vehicle. See "Certain Legal Aspects of the Receivables" and "The Transfer and Servicing Agreements-Sale and Assignment of Receivables."

  If the protection provided to Noteholders by the subordination of the related Certificates and by the Reserve Account or other credit enhancement for such series or the protection provided to Certificateholders by such Reserve Account or other credit enhancement is insufficient, Noteholders or Certificateholders, as the case may be, would have to look principally to the obligors on the related Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from any recourse against dealers with respect to such Receivables. In such event, certain factors, such as the Owner Trustee's not having perfected security interests in the Financed Vehicles in all states, may affect the ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities. See "The Transfer and Servicing Agreements-Distributions," "- Credit Enhancement" and "Certain Legal Aspects of the Receivables."

  The principal offices of each Trust will be specified in the related Prospectus Supplement.

THE OWNER TRUSTEE

  The Owner Trustee for each Trust will be specified in the related Prospectus Supplement. The Owner Trustee's liability in connection with the issuance and sale of the Notes and the Certificates is limited solely to the express obligations of such Owner Trustee set forth in the related Trust Agreement. An Owner Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Administrator of a Trust may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as Owner Trustee under the related Trust Agreement or if the Owner Trustee becomes insolvent. In such circumstances, the Administrator will be obligated to appoint a successor trustee. Any resignation or removal of an Owner Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                         THE RECEIVABLES POOLS
  The Receivables in each Receivables Pool have been or will be acquired by General Motors Acceptance Corporation ("GMAC") through its nationwide branch system, directly or through General Motors Corporation ("General Motors"), from automobile and light truck dealers pursuant to agreements with General Motors dealers and dealerships affiliated with General Motors dealers. See "The Seller" and "The Servicer."

  The Receivables have been or will be originated by participating dealers in accordance with GMAC's requirements under the dealer agreements. The Receivables have been or will be acquired in accordance with GMAC's underwriting standards, which evaluate the prospective purchaser's ability to pay and creditworthiness, as well as the value of the vehicle to be financed. GMAC's standards also require physical damage insurance to be maintained on each Financed Vehicle. The Receivables have been or will be acquired by GMAC in the ordinary course of business.

  The Receivables to be held by each Trust will be selected from GMAC's portfolio for inclusion in a Receivables Pool by several criteria, including that, unless otherwise provided in the related Prospectus Supplement, each Receivable (i) is secured by a new or used vehicle, (ii) was originated in the United States, (iii) provides for level monthly payments (except for the first and last payments which may be different from the level payments) that fully amortize the amount financed over its original term to maturity and (iv) satisfies the other criteria set forth in the related Prospectus Supplement. The "Amount Financed" with respect to a Receivable will equal the aggregate amount advanced toward the purchase price of the Financed Vehicle, including accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of retail automobile instalment sale contracts and related costs, exclusive of any amount allocable to the premium for physical damage insurance covering the Financed Vehicle force-placed by GMAC, less, in the case of a Scheduled Interest Receivable, payments due from the related obligor prior to the related Cutoff Date allocable to principal and, in the case of a Simple Interest Receivable, payments received from the obligor prior to the related Cutoff Date allocable to principal.

  "Scheduled Interest Receivables" are Receivables pursuant to which the payments due from the Obligors during any month (the "Scheduled Payments") are allocated between finance charges and principal on a scheduled basis, without regard to the period of time which has elapsed since the preceding payment was made, using the actuarial method or the method known as the Rule of 78s or sum-of-the-digits method. If an obligor elects to prepay a Scheduled Interest Receivable in full, the obligor is entitled to a rebate of the portion of the Scheduled Payments attributable to unearned finance charges. The amount of the rebate is determined with reference to the contract type and applicable state law. With minor variations based on state law, actuarial rebates are calculated on the basis of a constant interest rate. Rebates calculated on a Rule of 78s or sum-of-the-digits basis are smaller than the corresponding rebates under the actuarial method. Scheduled Interest Receivables provide for Rule of 78s rebates except in states that require the actuarial method. Distributions to Noteholders and Certificateholders will not be affected by Rule of 78s rebates, because all allocations with respect to Scheduled Interest Receivables for purposes of the related Trust are made using the actuarial method. The portion of a Receivables Pool which consists of Scheduled Interest Receivables will be specified in the related Prospectus Supplement.
                                   10

  "Simple Interest Receivables" are Receivables which provide for allocation of payments between finance charges and principal based on the actual date on which a payment is received. Late payments (or early payments) on a Simple Interest Receivable may result in the obligor making a greater (or smaller) number of payments than originally scheduled. The amount of any such additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for an actuarial rebate. The portion of a Receivables Pool which consists of Simple Interest Receivables will be specified in the related Prospectus Supplement.

  With respect to each Trust, the "Aggregate Principal Balance," as of any date, means the sum of the Principal Balances of all outstanding Receivables (other than Liquidating Receivables) held by the Trust on such date. The "Principal Balance," as of any date with respect to any Receivable, is equal to the Amount Financed minus the sum of either (a) in the case of a Scheduled Interest Receivable, (i) that portion of all Scheduled Payments due on or prior to such date allocable to principal, (ii) that portion of any Warranty Payment or Administrative Purchase Payment with respect to such Receivable allocable to principal and (iii) any Prepayment applied by the Servicer to reduce the Principal Balance of such Receivable, or (b) in the case of a Simple Interest Receivable, (i) that portion of all payments received on or prior to such date allocable to principal and (ii) that portion of any Warranty Payment or Administrative Purchase Payment with respect to such Receivable allocable to principal.

  Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, distribution by annual percentage rate ("APR"), states of origination and portion of such Receivables Pool secured by new vehicles and by used vehicles.

                WEIGHTED AVERAGE LIFE OF THE SECURITIES

  The weighted average life of Notes and Certificates will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes charge-offs, liquidations due to defaults and repurchases by the Seller or GMAC pursuant to the related Trust Sale and Servicing Agreement, as well as receipt of proceeds from credit life and casualty insurance policies). All of the Receivables are prepayable at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Servicer. See also "Certain Legal Aspects of the Receivables-Transfer of Vehicles."

                  POOL FACTORS AND TRADING INFORMATION

  The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such Notes indicating the remaining outstanding principal balance of such Notes, as of the close of such date, as a fraction of the initial outstanding principal balance of such Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such Certificates indicating the remaining Certificate Balance as of the close of such date, as a fraction of the initial Certificate Balance. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000; thereafter the Note Pool Factor and the Certificate Pool Factor will decline to reflect reductions in the outstanding principal balance of the Notes,


or the reduction of the Certificate Balance of the Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of the Certificateholder's Certificate and (b) the Certificate Pool Factor.

  With respect to each Trust, the holder or holders of record of the Notes (the "Noteholders") will receive reports on or about each Payment Date concerning payments received on the Receivables, the Aggregate Principal Balance, each Note Pool Factor, and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities-Reports to Securityholders." Unless otherwise provided in the related Prospectus Supplement, with respect to the Trust, the holder or holders of record of the Certificates (the "Certificateholders") will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Aggregate Principal Balance, each Certificate Pool Factor and various other items of information. Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities-Reports to Securityholders."

                             USE OF PROCEEDS

  Unless otherwise provided in the related Prospectus Supplement, the net proceeds to be received by the Seller from the sale of the Notes and the Certificates will be applied to the purchase of the Receivables from GMAC.

                               THE SELLER

  The Seller, a wholly-owned subsidiary of GMAC, was incorporated in the State of Delaware on November 6, 1992. The Seller is organized for the limited purposes of purchasing receivables from GMAC, transferring such receivables to third parties, forming trusts and engaging in related activities. The principal executive offices of the Seller are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

  The Seller has taken steps in structuring the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by GMAC under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will result in consolidation of the assets and liabilities of the Seller with those of GMAC. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). The Seller's By-laws include a provision that, under certain circumstances, requires the Seller to have two directors who qualify under the By-laws as "Independent Directors."

  If, notwithstanding the foregoing measures, a court concluded that the assets and liabilities of the Seller should be consolidated with the assets and liabilities of GMAC in the event of the application of the federal bankruptcy laws to GMAC, a filing were made under any Insolvency Law by or against the Seller, or an attempt were made to litigate the consolidation issue, then delays in distributions on the Notes and the Certificates (and possible reductions in the amount of such distributions) could occur. See also "Certain Legal Aspects of the Receivables-Sale of Receivables by GMAC."

  The Seller will retain a portion of the Certificates issued by each Trust as described in the related Prospectus Supplement. Certain of the Securities issued by a Trust may be sold by the Seller in private placements or other transactions and will not be offered hereby and by the related Prospectus Supplement.

                              THE SERVICER

  GMAC, a wholly-owned subsidiary of General Motors, was incorporated in 1919 under the New York Banking Law relating to investment companies. Operating directly and through subsidiaries and associated companies in which it has equity investments, GMAC provides a wide variety of automotive financial services to and through franchised General Motors dealers in many countries throughout the world. Financial services also are offered to other dealerships in which General Motors dealers have an interest and to the customers of those dealerships. Other financial services offered by GMAC or its subsidiaries include insurance, mortgage banking and investment services.


  The principal business of GMAC and its subsidiaries is to finance the acquisition and resale by franchised General Motors dealers of various new automotive and nonautomotive products manufactured by General Motors or certain of its subsidiaries and associates, and to acquire from such dealers, either directly or indirectly, instalment obligations covering retail sales and leases of new General Motors products as well as used units of any make. In addition, new products of other manufacturers are financed. GMAC also leases motor vehicles and certain types of capital equipment to others.

  GMAC has its principal office at 767 Fifth Avenue, New York, New York
10153 (Tel. No. 212-418-6120) and administrative offices at 3044 West Grand Boulevard, Detroit, Michigan 48202 (Tel. No. 313-556-5000).

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

  Certain information concerning GMAC's experience in the United States pertaining to delinquencies on new and used retail automobile and light truck receivables and repossessions and net loss information relating to its entire vehicle portfolio (including receivables previously sold which GMAC continues to service) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience.

                               THE NOTES

GENERAL

  With respect to each Trust, one or more classes of Notes will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.
  Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Notes. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Notes, as the case may be, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities-Book-Entry Registration" and "-Definitive Securities."

PRINCIPAL AND INTEREST ON THE NOTES

  The timing and priority of payment, seniority, allocations of loss, Interest Rate and amount of or method of determining payments of principal and interest on the Notes will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes in the series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes will be made prior to payments of principal thereon. A series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payment or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more classes of Notes of a series may be redeemable under the circumstances specified in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments on any class of Notes in the related Prospectus Supplement (each, a "Payment Date"). In which case, each such class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes. See "The Transfer and Servicing Agreements-Distributions" and "-Credit Enhancement."

  In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all of the Notes of such class.


THE INDENTURE

  A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Seller will provide a copy of the applicable Indenture (without exhibits) upon request to a holder of Notes issued thereunder.

  Modification of Indenture Without Noteholder Consent. Each Trust and related Indenture Trustee (on behalf of such Trust) may, without consent of the related Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Trust; (iii) to add additional covenants for the benefit of the related Noteholders, or to surrender any rights or power conferred upon the Trust;
(iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision of the Indenture or in any supplemental indenture; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related Noteholder unless Noteholder consent is otherwise obtained as described below.

  Modification of Indenture With Noteholder Consent. With respect to each Trust, with the consent of the holders of a majority of the outstanding related Notes, the Trust and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

  Without the consent of the holder of each outstanding related Note affected thereby, however, no supplemental indenture will: (i) change the due date of any instalment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable;
(ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date or regarding the voting of Notes held by the related Trust, any other obligor on the Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

  Events of Default; Rights Upon Event of Default. With respect to each
Trust, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture will consist of: (i) any failure to pay interest on the related Notes as and when the same becomes due and payable, which failure continues unremedied for five days; (ii) any failure
(a) to make any required payment of principal on the Notes or (b) to observe or perform in any material respect any other covenants or agreements in the Indenture, which failure in the case of a default under clause (ii)(b) materially and adversely affects the rights of related Noteholders, and which failure in either case continues for 30 days after the giving of written notice of such failure to the Seller or the Servicer, as applicable, by the Indenture Trustee or to the Seller or the Servicer, as applicable, and the Indenture Trustee by the holders of not less than 25% of the principal amount of the related Notes; (iii) failure to pay the unpaid principal balance of any related class of Notes on or prior to the respective final scheduled Payment Date for such class; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Trust indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations. However, the amount of principal required to be paid to Noteholders under the related Indenture will generally be limited to amounts available to be deposited in the Note Distribution Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default unless such class of Notes has a final scheduled Payment Date, and then not until such final scheduled Payment Date for such class of Notes.

  If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the Notes then outstanding.

  If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property,

                                   15
exercise remedies as a secured party, sell the related Receivables or elect to have the Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. The Indenture Trustee, however, is prohibited from selling the related Receivables following an Event of Default, unless (i) the holders of all the outstanding related Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Securities at the date of such sale or (iii) in certain cases, the Indenture Trustee determines that the Receivables will not continue to provide sufficient funds on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of a majority of the aggregate outstanding amount of the Notes. Following a declaration upon an Event of Default that the Notes are immediately due and payable, (i) Noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (ii) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment of interest on the Certificates or in respect of the Certificate Balance.

  Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes in a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

  No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

  If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of Noteholders.

  In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not, for a period of one year and one day after the payment in full of the Certificate Balance of all related Certificates, institute against the related Trust or Seller, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

  Neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of a Certificate including, without limitation, the Seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, or any successors or assigns of the Indenture Trustee or the Owner Trustee will, in the absence of an express

                                   16
agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of the related Trust contained in the Indenture.

  Certain Covenants. Each Indenture provides that the related Trust may not consolidate with or merge into any other entity, unless, (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after giving effect to such merger or consolidation, (iv) the Trust has been advised that the rating of the related Notes or Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) any action necessary to maintain the lien and security interest created by the related Indenture shall have been taken and (vi) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

  Each Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Transfer and Servicing Agreements or certain related documents for such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part,
(iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof.

  No Trust may engage in any activity other than as specified under "The Trusts" above. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

  Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

  Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all related Noteholders, to the extent required under the Trust Indenture Act, a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

  Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes. The Indenture Trustee will continue to act as Indenture Trustee under the Indenture and the related Trust Sale and Servicing Agreement for the benefit of the related Certificateholders until such time as all payments in respect of Certificate Balance and interest due to such Certificateholders have been paid in full.

THE INDENTURE TRUSTEE

  The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee may give notice of its intent to resign at any time, in which event the Trust will be obligated to appoint a successor trustee. The Trust may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such
                                   17
under the Indenture or if the Indenture Trustee becomes insolvent or otherwise becomes incapable of acting. In such circumstances, the Trust will be obligated to appoint a successor trustee. The holders of a majority of Notes outstanding also have the right to remove the Indenture Trustee and appoint a successor. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

                            THE CERTIFICATES
GENERAL

  With respect to each Trust, the Certificates will be issued pursuant to the terms of a Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Certificates and the Trust Agreement. Where particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

  Each class of Certificates to be sold by the Certificate Underwriters
(as defined in the related Prospectus Supplement) will initially be represented by a single Certificate registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Certificates will be available for purchase in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof in book-entry form only and resales or other transfers will not be permitted in amounts of less than $20,000. The Seller has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Certificates that are not retained by the Seller. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Seller) will be entitled to receive a physical certificate representing a Certificate. All references herein to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities-Book Entry Registration" and "-Definitive Securities." Certificates owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the Trust Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the Trust of a voluntary proceeding in bankruptcy as described in "The Transfer and Servicing Agreements-Insolvency Event").

  Under the Trust Agreement, the Trust (and the Owner Trustee on its behalf) and the related Certificateholders, by accepting the related Certificates, will covenant that they will not, for a period of one year and one day after the termination of the Trust Agreement, institute against the Seller any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

DISTRIBUTIONS OF INTEREST AND CERTIFICATE BALANCE

  The timing and priority of distributions, seniority, allocations of loss, Pass Through Rate and amount of or method of determining distributions with respect to Certificate Balance and interest (or, where applicable, with respect to Certificate Balance only or interest only) on the Certificates of any series will be described in the related Prospectus Supplement. Distributions of interest on the Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to Certificate Balance.
A series may include one or more classes of Strip Certificates
                                   18
entitled to (i) distributions in respect of Certificate Balance with disproportionate, nominal or no interest distributions, or (ii) interest distributions, with disproportionate, nominal or no distributions in respect of Certificate Balance. Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain classes of Strip Certificates), or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificate, or the initial Pass Through Rate and the method for determining the Pass Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions in respect of the Certificates will be subordinate to payments in respect of the Notes as more fully described in the related Prospectus Supplement. Distributions in respect of Certificate Balance of any class of Certificates will be made on a pro rata basis among all of the Certificateholders of such class.

  In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

              CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

  DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Unless otherwise specified in the related Prospectus Supplement, owners of beneficial interest in Notes and Certificates ("Note Owners" and "Certificate Owners", respectively) that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes or Certificates may do so only through Participants and Indirect Participants. In addition, Note Owners will receive all distributions of principal and interest and Certificate Owners will receive all distributions of interest and in respect of Certificate Balance through DTC Participants. Under a book-entry format, Note Owners and Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustees to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants, Note Owners or Certificate Owners. Except for the Seller, it is anticipated that the only "Noteholder" and "Certificateholder" will be Cede, as nominee of DTC. Note Owners will not be recognized by the Indenture Trustee as Noteholders, as such term is used in the Indenture, and Note Owners will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants. Likewise, Certificate Owners will not be recognized by the Owner Trustee as Certificateholders as such term is used in the Trust Agreement, and

Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Notes and Certificates among Participants on whose behalf it acts with respect to the Notes and Certificates and to receive and transmit distributions of principal of, and interest on, the Notes and distributions in respect of interest and Certificate Balance on the Certificates. Participants and Indirect Participants with which Note Owners and Certificate Owners have accounts with respect to the Notes and Certificates similarly are required to make book-entry transfers and receive and transmit such payments
                                   19
on behalf of their respective Note Owners and Certificate Owners.
Accordingly, although Note Owners and Certificate Owners will not possess Notes or Certificates, the Rules provide a mechanism by which Note Owners and Certificate Owners will receive payments and will be able to transfer their Note or Certificate interests.

  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Note Owner or Certificate Owner to pledge Notes or Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes or Certificates, may be limited due to the lack of a physical certificate for such Notes and Certificates.

  DTC has advised the Seller that it will take any action permitted to be taken by a Noteholder under the related Indenture or a Certificateholder under the related Trust Agreement only at the direction of one or more Participants to whose accounts with DTC the Notes or Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

  Except as required by law, neither the Administrator, the Owner Trustee nor the Indenture Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Notes or the Certificates of any series held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

  Unless otherwise specified in the related Prospectus Supplement, Notes and Certificates will be issued in fully registered, certificated form ("Definitive Notes" or "Definitive Certificates," as the case may be, and, collectively, the "Definitive Securities") to Noteholders, Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Administrator advises the appropriate trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and the Trust is unable to locate a qualified successor, (ii) the Administrator, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default, holders representing at least a majority of the outstanding principal amount of such Securities advise the appropriate trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the holders of such Securities.

  Upon the occurrence of any event described in the immediately preceding paragraph, the appropriate trustee will be required to notify DTC of the availability of Definitive Notes or Definitive Certificates, as the case may be. DTC shall notify all the Note Owners or Certificate Owners, as applicable, of the availability of Definitive Notes or Definitive Certificates, as the case may be. Upon surrender by DTC of the definitive certificates representing the Securities and receipt of instructions for re-registration, the appropriate trustee will reissue such Securities as Definitive Notes or Definitive Certificates, as the case may be, to holders thereof.

  Distributions of principal of, and interest on, the Definitive
Securities will thereafter be made in accordance with the procedures set forth in the related Indenture or related Trust Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the last day of the preceding Monthly Period. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Indenture Trustee or Owner Trustee, as applicable. The final payment on any Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the holders of such class.

  Definitive Securities will be transferable and exchangeable at the offices of the appropriate trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be
                                   20
imposed for any registration of transfer or exchange, but the appropriate trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

  With respect to each Trust, on or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date and on or prior to each Distribution Date, the Servicer will prepare and provide to the Owner Trustee a statement to be delivered to the related Certificateholders. With respect to each series (to the extent applicable) each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to such Payment Date or the period since the previous Payment Date on such Notes, as applicable, and each such statement to be delivered to Certificateholders will include the following information as to the Certificates with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

        (i) the amount of the distribution allocable to principal of each class of the Notes and to the Certificate Balance of each class of Certificates;

        (ii) the amount of the distribution allocable to interest on or with respect to each class of securities;

        (iii) the Aggregate Principal Balance as of the close of business on the last day of the preceding Monthly Period;

        (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of Notes, and the Certificate Balance and the Certificate Pool Factor for each class of Certificates, each after giving effect to all payments reported under (i) above on such date;

        (v) the aggregate amount in the Payment Ahead Servicing Account or on deposit with the Servicer as Payments Ahead and the change in such amount from the previous statement, as the case may be;

        (vi) the amount of outstanding Monthly Advances on such date;

        (vii) the amount of the Total Servicing Fee paid to the Servicer with respect to the related Monthly Period or Periods, as the case may be;
        (viii) the Interest Rate or Pass Through Rate for the next period for any class of Notes or Certificates with variable or adjustable rates;

        (ix) the amount, if any, distributed to Noteholders and Certificateholders from amounts on deposit in the Reserve Account or from other forms of credit enhancement;

        (x) the Noteholders' Interest Carryover Shortfall, the
  Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus
  Supplement), if any, and the change in such amounts from the preceding statement; and

        (xi) the balance of the Reserve Account, if any, on such date, after giving effect to changes therein on such date.

  Each amount set forth pursuant to subclauses (i), (ii), (vii), (ix) and
(x) with respect to Notes or Certificates will be expressed as a dollar amount per $1,000 of the initial principal balance of the Notes or the initial Certificate Balance, as applicable.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Trust, the trustees will mail to each holder of a class of Securities who at any time during such calendar year has been a securityholder, and received any payment thereon, a statement containing certain information for the purposes of such securityholder's preparation of federal income tax returns. As long as the holder of record of the Securities is Cede, as nominee of DTC, beneficial owners of the Securities will receive tax and other information from Participants and Indirect Participants rather than from the trustees. See "Certain Federal Income Tax Consequences."

                 THE TRANSFER AND SERVICING AGREEMENTS

  Except as otherwise specified in the related Prospectus Supplement, the following summary describes certain terms of the Pooling and Servicing Agreement pursuant to which the Seller will purchase Receivables
                                   21
from GMAC, the Servicer will agree to service such Receivables, and GMAC, as Custodian, will agree to act as custodian for the documents evidencing the Receivables, the Trust Sale and Servicing Agreement pursuant to which a Trust will acquire such Receivables from the Seller and agree to the servicing thereof by the Servicer and the appointment of GMAC as Custodian, the Trust Agreement pursuant to which such Trust will be created and Certificates will be issued and the Administration Agreement pursuant to which GMAC will undertake certain administrative duties with respect to such Trust (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The Seller will provide a copy of the Transfer and Servicing Agreements (without exhibits) upon request to a holder of Securities described therein. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Transfer and Servicing Agreements. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.


SALE AND ASSIGNMENT OF RECEIVABLES

  On the Closing Date specified in the related Prospectus Supplement (the "Closing Date"), GMAC will sell and assign to the Seller, without recourse, its entire interest in the related Receivables, including its security interests in the Financed Vehicles, pursuant to a Pooling and Servicing Agreement between GMAC and the Seller (a "Pooling and Servicing Agreement"). On the Closing Date, the Seller will transfer and assign to the applicable Owner Trustee, without recourse, its entire interest in the related Receivables, including its security interests in the Financed Vehicles, pursuant to a Trust Sale and Servicing Agreement among the Seller, the Servicer and the Trust (a "Trust Sale and Servicing Agreement"). Each Receivable with respect to a Trust will be identified in a schedule which will be on file at the locations set forth in an exhibit to the related Trust Sale and Servicing Agreement (a "Schedule of Receivables"). The Owner Trustee will, concurrently with such transfer and assignment, execute and deliver the related Notes and Certificates to the Seller in exchange for such Receivables. Except as set forth in the related Prospectus Supplement, the Seller will sell the Certificates (other than those Certificates it is retaining) and the Notes to the respective underwriters set forth in the related Prospectus Supplement. See "Plan of Distribution." Unless otherwise provided in the related Prospectus Supplement, the Seller will apply the net proceeds received from the sale of the Certificates and the Notes to the purchase of the related Receivables from GMAC.

  In each Pooling and Servicing Agreement, GMAC will represent and warrant to the Seller, among other things, that: (i) the information provided in the related Schedule of Receivables is correct in all material respects; (ii) the obligor on each Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with GMAC's normal requirements;
(iii) as of the Closing Date, to the best of its knowledge, the related Receivables are free and clear of all filed security interests, liens, charges and encumbrances on account of work, labor or materials (other than tax liens and other liens that arise by operation of law) and no offsets, defenses or counterclaims have been asserted or threatened; (iv) as of the Closing Date, each Receivable is or will be secured by a first perfected security interest in favor of GMAC in the Financed Vehicle; and (v) each related Receivable, at the time it was originated complied, and as of the Closing Date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws. In the related Trust Sale and Servicing Agreement, the Seller will assign the representations and warranties of GMAC, as set forth above, to the Trust, and will represent and warrant to the Trust that the Seller has taken no action which would cause such representations and warranties of GMAC to be false in any material respect as of the Closing Date.


  As of the last day of the second (or, if the Seller elects, the first)
month following the discovery by the Seller, the Servicer, the Owner Trustee or the Indenture Trustee of a breach of any representation or warranty of the Seller or GMAC that materially and adversely affects the interests of the related Securityholders in any Receivable, the Seller, unless the breach is cured in all material respects, will repurchase (or, together with the Servicer, will use reasonable efforts to enforce the obligation of GMAC under the Pooling and Servicing Agreement to repurchase) such Receivable (a "Warranty Receivable") from the Trust at a price equal to: (a) in the case
                                   22
of a Scheduled Interest Receivable, the sum of all remaining Scheduled Payments on such Receivable, plus all past due Scheduled Payments with respect to which a Scheduled Interest Advance has not been made, plus all outstanding Scheduled Interest Advances on such Receivable, plus an amount equal to any reimbursements of outstanding Scheduled Interest Advances made to the Servicer with respect to such Receivable from the proceeds of other Receivables, minus
(i) the rebate that would be payable to the obligor on such Receivable were the obligor to prepay such Receivable in full on such day and (ii) any Liquidation Proceeds with respect to such Receivable previously received (to the extent applied to reduce the Principal Balance of such Receivable); or (b) in the case of a Simple Interest Receivable, the Amount Financed minus (i) that portion of all payments received on or prior to the last day of the related Monthly Period allocable to principal and (ii) any Liquidation Proceeds with respect to such Receivable (to the extent applied to reduce the Principal Balance of such Receivable) (in either case, the "Warranty Payment"). The Seller or GMAC, as applicable, will be entitled to receive any amounts held by the Servicer or in the Payment Ahead Servicing Account with respect to such Warranty Receivable. The repurchase obligation constitutes the sole remedy available to the Trust, the Noteholders, the Indenture Trustee, the Certificateholders or the Owner Trustee for any such uncured breach.

  In each Pooling and Servicing Agreement, the Servicer will covenant that
(i) except as contemplated in such Agreement, the Servicer will not release any Financed Vehicle from the security interest securing the related Receivable, (ii) the Servicer will do nothing to impair the rights of the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholders in the related Receivables and (iii) the Servicer will not amend or otherwise modify any such Receivable such that the Amount Financed, the APR, the total number of Scheduled Payments (in the case of a Scheduled Interest Receivable) or the number of originally scheduled due dates (in the case of a Simple Interest Receivable) is altered or such that the last Scheduled Payment (in the case of a Scheduled Interest Receivable) or the last scheduled due date (in the case of a Simple Interest Receivable) occurs after the final scheduled Distribution Date. As of the last day of the second (or, if the Servicer so elects, the first) month following the discovery by the Servicer, the Owner Trustee or the Indenture Trustee of a breach of any covenant that materially and adversely affects any Receivable and unless such breach is cured in all material respects, the Servicer will, with respect to such Receivable (an "Administrative Receivable"): (i) in the case of a Scheduled Interest Receivable, (a) release all claims for reimbursement of Scheduled Interest Advances made on such Receivable and (b) purchase such Receivable from the Trust at a price equal to the sum of all remaining Scheduled Payments on such Receivable plus an amount equal to any reimbursements of outstanding Scheduled Interest Advances made to the Servicer with respect to such Receivable from the proceeds of other Receivables, plus all past due Scheduled Payments with respect to which a Scheduled Interest Advance has not been made, minus the rebate that would be payable to the obligor on such Receivable were the obligor to prepay such Receivable in full on such day; or (ii) in the case of a Simple Interest Receivable, purchase such Receivable from the Trust at a price equal to the Amount Financed minus that portion of all payments made on or prior to the last day of the related Monthly Period allocable to principal (in either case, the "Administrative Purchase Payment"). The Servicer will be entitled to receive any amounts held by the Servicer or in the Payment Ahead Servicing Account with respect to such Administrative Receivable. This repurchase obligation constitutes the sole remedy available to the Trust, the Indenture Trustee, the Owner Trustee, the Noteholders and the Certificateholders for any such uncured breach.

  Pursuant to each Trust Sale and Servicing Agreement, the Trust will agree to GMAC acting as custodian to maintain possession, as the Trust's agent, of the related retail instalment sale contracts and any other documents relating to the Receivables. To assure uniform quality in servicing both the Receivables and the GMAC's own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in GMAC's possession or otherwise stamped or marked to reflect the transfer to the related Trust so long as GMAC is the custodian of such documents. However, Uniform Commercial Code ("UCC") financing statements reflecting the sale and assignment of such Receivables to the Trust will be filed, and the Servicer's accounting records and computer files will reflect such sale and assignment. Because such Receivables will remain in the possession of GMAC, as Custodian, and will not be stamped or otherwise

                                   23
marked to reflect the assignment to the Trust, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the Trust's interests in such Receivables could be defeated.

ACCOUNTS

  With respect to each Trust, the Servicer will establish and maintain one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and the Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will establish and maintain with respect to each Trust an account, in the name of the Indenture Trustee on behalf of the related Noteholders, in which amounts released from the Collection Account and any Reserve Account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The Servicer will establish and maintain with respect to each Trust an account, in the name of the Owner Trustee on behalf of the related Certificateholders, in which amounts released from the Collection Account and any Reserve Account or other credit enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). The Servicer will establish for each Trust an additional account (the "Payment Ahead Servicing Account") in the name of the Indenture Trustee, into which to the extent required by the Trust Sale and Servicing Agreement, early payments by or on behalf of obligors on Scheduled Interest Receivables which do not constitute either Scheduled Payments or Prepayments will be deposited until such time as payment becomes due. The Payment Ahead Servicing Account will not be property of the related Trust. Unless otherwise provided in the related Prospectus Supplement, the Payment Ahead Servicing Account will initially be maintained in the trust department of the Indenture Trustee.

  For any series, funds in the Collection Account, the Note Distribution Account and any Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Designated Accounts") will be invested as provided in the Trust Sale and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the rating agencies then rating the related Notes and Certificates at the request of the Seller (the "Rating Agencies") as being consistent with the rating of such Notes. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature on or before the date of the next distribution or, in the case of the Note Distribution Account, the date of the next distribution with respect to the Notes. To the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in related Notes that will not mature prior to the date of the next distribution with respect to the Notes. Except as otherwise specified in the related Prospectus Supplement, such Notes will not be sold to meet any shortfalls unless they are sold at a price equal to or greater than the unpaid principal balance thereof if, following such sale, the amount on deposit in such Reserve Account would be less than the related Specified Reserve Account Balance. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Designated Accounts and the Payment Ahead Servicing Account, net of losses and investment expenses (collectively, "Investment Earnings"), will be payable to the Servicer.

  The Designated Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency then rating such institution in one
                                   24
of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the Owner Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation or any successor thereto.

  Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  With respect to each Trust, unless otherwise provided in the related Prospectus Supplement, on each Distribution Date, the Servicer will receive a servicing fee (the "Basic Servicing Fee") for the preceding Monthly Period equal to one-twelfth of the Basic Servicing Fee Rate specified in the related Prospectus Supplement multiplied by the Aggregate Principal Balance of all Receivables held by such Trust as of the first day of such Monthly Period. Unless otherwise specified in the related Prospectus Supplement, on each Distribution Date, the Servicer will also receive with respect to each Trust an additional amount (the "Additional Servicing") equal to the lesser of (i) the amount by which (A) the amount equal to the aggregate amount of the Basic Servicing Fee for such Distribution Date and all prior Distribution Dates exceeds (B) the aggregate amount of Additional Servicing paid to the Servicer on all prior Distribution Dates and (ii) the amount by which the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all deposits, withdrawals and payments affecting any such Reserve Account other than the Additional Servicing and payments to the Seller) exceeds the

Specified Reserve Account Balance. On each Distribution Date, the Servicer will be paid the Basic Servicing Fee, any unpaid Basic Servicing Fees from all prior Distribution Dates and the Additional Servicing (collectively, the "Total Servicing Fee") to the extent of funds available therefor. In addition, unless otherwise provided in the related Prospectus Supplement, with respect to each Trust the Servicer will be entitled to retain any late fees, prepayment charges or certain similar fees and charges collected during a Monthly Period (the "Supplemental Servicing Fee") and any Investment Earnings during a Monthly Period.

  The foregoing amounts with respect to each Trust are intended to compensate the Servicer for performing the functions of a third party servicer of automobile receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment coupons to obligors, reporting tax information to obligors, paying costs of collections and policing the collateral. Such amounts will also compensate the Servicer for its services as the Receivables Pool administrator, including making Monthly Advances, accounting for collections, furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions and generating federal income tax information for the Trust, the Certificateholders and the Noteholders. Such amounts also will reimburse the Servicer for certain taxes, the fees of the Owner Trustee and the Indenture Trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables Pool.


SERVICING PROCEDURES

  The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Pooling and Servicing Agreement and Trust Sale and Servicing Agreement, follow such collection procedures as it follows with respect to comparable automobile receivables that it services for itself or others. See "Certain Legal Aspects of the Receivables." The Servicer is authorized to grant certain rebates, adjustments or extensions with respect to a Receivable. However, if any such modification of a Receivable alters the Amount Financed, the APR, the total number of Scheduled Payments (in the case of a Scheduled Interest Receivable) or the number of originally scheduled due 25 dates (in the case of a Simple Interest Receivable) such that the last Scheduled Payment (in the case of a Scheduled Interest Receivable) or the last scheduled due date (in the case of a Simple Interest Receivable) occurs after the final scheduled Distribution Date, the Servicer will be obligated to purchase such Receivable.

  If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to realize upon the Receivable, including the repossession and disposition of the Financed Vehicle securing the Receivable at a public or private sale, or the taking of any other action permitted by applicable law. The Servicer will be entitled to receive an amount specified in the Pooling and Servicing Agreement as an allowance for amounts charged to the account of the obligor, in keeping with the Servicer's customary procedures, for refurbishing and disposition of the Financed Vehicle and other out-of-pocket costs related to the liquidation ("Liquidation Expenses").

COLLECTIONS

  With respect to each Trust, the Servicer will deposit all payments on the related Receivables received from obligors and all proceeds of Receivables collected during each calendar month (each, a "Monthly Period") into the related Collection Account not later than two Business Days after receipt. However, at any time that (i) GMAC is the Servicer, (ii) there exists no Servicer Default and (iii) either (A) the short-term unsecured debt of the Servicer is rated at least A-1 by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc., or (B) certain arrangements are made which are acceptable to the Rating Agencies, the Servicer may retain such amounts until the related Distribution Date. Pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

  Collections on a Scheduled Interest Receivable made during a Monthly
Period (other than an Administrative Receivable or a Warranty Receivable) which are not late fees, prepayment charges or certain other similar fees or charges will be applied first to any outstanding Scheduled Interest Advances made by the Servicer with respect to such Receivable and then to the Scheduled Payment. Any collections on such a Receivable remaining after such applications will be considered an "Excess Payment." Such Excess Payment will be held by the Servicer (or, if the Servicer has not satisfied conditions (ii) and (iii) described in the preceding paragraph, will be deposited in the Payment Ahead Servicing Account), and will be deemed a "Payment Ahead," except as described in the following sentence. If and to the extent that an Excess Payment (i) together with any unapplied Payments Ahead exceeds the sum of three Scheduled Payments, or (ii) constitutes, either alone or together with any previous unapplied Payments Ahead, full prepayment, then such portion of such Excess Payment shall not be deemed a Payment Ahead and shall instead be applied as a full or partial prepayment of such Receivable (a "Prepayment").


  Collections made during a Monthly Period with respect to Simple Interest Receivables (other than Administrative Receivables and Warranty Receivables) which are not late fees or certain other similar fees or charges will be applied first to the payment to the Servicer of Excess Simple Interest Collections, if any, and next to principal and interest on all such Receivables. With respect to a Monthly Period, "Excess Simple Interest Collections" represent the excess, if any, of (i) all payments received during such Monthly Period on all Simple Interest Receivables held by the Trust to the extent allocable to interest over (ii) the amount of interest that would be due during such Monthly Period on all Simple Interest Receivables held by the Trust, assuming that the payment on each such Receivable was received on its respective due date.

  Collections on Administrative Receivables and Warranty Receivables (including Administrative Purchase Payments and Warranty Payments) will generally be applied in the manner described above, except that unapplied Payments Ahead on a Scheduled Interest Receivable will be made to the Servicer or the Seller, as applicable, and Administrative Purchase Payments and Warranty Payments on a Simple Interest Receivable will not be applied to Excess Simple Interest Collections.

MONTHLY ADVANCES

  Unless otherwise provided in the related Prospectus Supplement, if the full Scheduled Payment due on a Scheduled Interest Receivable is not received by the end of the month in which it is due, whether as the result of any
                                   26

extension granted to the obligor or otherwise, the amount of Payments Ahead, if any, not previously applied with respect to such Receivable will be applied by the Servicer to the extent of the shortfall and the Payments Ahead will be reduced accordingly. If any shortfall remains, the Servicer will advance an amount (a "Scheduled Interest Advance") equal to the amount of such shortfall. The Servicer will be obligated to make a Scheduled Interest Advance only to the extent that the Servicer, in its sole discretion, expects to recoup such advance from subsequent collections or recoveries on any Receivable. The Servicer will be reimbursed for any Scheduled Interest Advances with respect to a Receivable from subsequent payments or collections relating to such Receivable. Upon the determination that reimbursement from the preceding sources is unlikely, the Servicer will be entitled to recoup its Scheduled Interest Advances from collections from other related Receivables.

  Unless otherwise provided in the related Prospectus Supplement, with respect to each Trust, as of the last day of each Monthly Period, the Servicer will advance an amount (a "Simple Interest Advance" and, collectively with a Scheduled Interest Advance, a "Monthly Advance") equal to the excess, if any, of (i) the amount of interest that would be due during such Monthly Period on all Simple Interest Receivables held by the Trust assuming that the payment on each such Receivable was received on its respective due date over (ii) all payments received during such Monthly Period on all Simple Interest Receivables held by the Trust to the extent allocable to interest. In addition, with respect to each Trust, the Servicer will be paid, to the extent all previously made Simple Interest Advances exceed all Excess Simple Interest Collections previously paid to the Servicer, all Liquidation Proceeds realized with respect to Simple Interest Receivables allocable to accrued and unpaid interest thereon (but not including interest for the then current Monthly Period). The Servicer will not make any advance with respect to principal on any Simple Interest Receivable.

DISTRIBUTIONS

  With respect to each Trust, beginning on the Payment Date or Distribution Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) (with respect to the Notes) and distributions in respect of Certificate Balance and interest (or, where applicable, of Certificate Balance or interest only) (with respect to the Certificates) on each class of Securities entitled thereto will be made by the Indenture Trustee or the Owner Trustee, as applicable, to the Noteholders and the Certificateholders. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders will be set forth in the related Prospectus Supplement.

  With respect to each Trust, on each Payment Date and Distribution Date, collections on the Receivables will be transferred from the Collection Account to the Note Distribution Account and the Certificate Distribution Account for distribution to Noteholders and Certificateholders as and to the extent described in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. Distributions in respect of principal and Certificate Balance will be subordinate to distributions in respect of interest, and distributions in respect of the Certificates will be subordinate to payments in respect of the Notes, as more fully described in the related Prospectus Supplement.

CREDIT ENHANCEMENT

  The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, overcollateralization, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit enhancement for a series of Securities may cover one or more other series of Securities.
                                   27

  The presence of a Reserve Account and other forms of credit enhancement is intended to enhance the likelihood of receipt by the Noteholders and the Certificateholders of the full amount of principal or Certificate Balance, as the case may be, and interest due thereon and to decrease the likelihood that the Noteholders and the Certificateholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance or Certificate Balance, as the case may be, and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of Securities, securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of securityholders of other series.

  Reserve Account. If so provided in the related Prospectus Supplement, pursuant to the Trust Sale and Servicing Agreement, the Seller will establish for a series an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained with the Indenture Trustee.

Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will not be included in the property of the related Trust but will be a segregated trust account held by the Indenture Trustee for the benefit of Noteholders and Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Seller on the Closing Date of the Reserve Account Initial Deposit (in the amount set forth in the related Prospectus Supplement). As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date after the payment of the Total Servicing Fee and the distributions and allocations to the Noteholders and the Certificateholders required on such date. Unless otherwise provided in the related Prospectus Supplement or agreed by the Seller, amounts on deposit in the Reserve Account after payments to Noteholders, Certificateholders and the Servicer may be paid to the Seller to the extent that such amounts exceed the Specified Reserve Account Balance. Upon any distribution to the Seller of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts.

NET DEPOSITS

  As an administrative convenience the Servicer will be permitted to make the deposit of collections, aggregate Monthly Advances, Warranty Purchase Payments and Administrative Purchase Payments for any Trust for or with respect to the Monthly Period net of distributions to be made to the Servicer for such Trust with respect to the Monthly Period. Similarly, the Servicer may cause to be made a single, net transfer from the Collection Account to the related Payment Ahead Servicing Account, or vice versa. The Servicer, however, will account to the Indenture Trustee, the Owner Trustee, the Noteholders and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually. In addition, in connection with any Trust at any time that the Servicer is not required to remit collections on a daily basis, the Servicer may retain collections allocable to the Notes or the Note Distribution Account until the related Payment Date, and pending deposit into the Collection Account or the Note Distribution Account, such collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. On each Payment Date, the Servicer, the Seller, the Indenture Trustee and the Owner Trustee will make all distributions, deposits and other remittances with respect to the Notes or the Note Distribution Account of a Trust for the periods since the previous distribution was to have been made. If Payment Dates do not coincide with Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Monthly Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

                                   28

STATEMENTS TO TRUSTEES AND TRUST

  Prior to each Payment Date and Distribution Date, with respect to each Trust the Servicer will provide to the Indenture Trustee and the Owner Trustee as of the close of business on the last day of the preceding Monthly Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders on such date described under "Certain Information Regarding the Securities-Reports to Securityholders."

EVIDENCE AS TO COMPLIANCE

  Each Trust Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Owner Trustee and the Indenture Trustee on or before August 15 of each year, beginning the first August 15 which is at least twelve months after the related Closing Date, a statement as to compliance by the Servicer during the preceding twelve months ended June 30 (or in the case of the first such certificate, the period from the Closing Date to the June 30 of such year) with certain standards relating to the servicing of the Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

  Each Trust Sale and Servicing Agreement will also provide for delivery to the Owner Trustee and the Indenture Trustee, on or before August 15 of each year, beginning the first August 15 which is at least twelve months after the related Closing Date, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Trust Sale and Servicing Agreement throughout the preceding twelve months ended June 30 (or in the case of the first such certificate, the period from the Closing Date to the June 30 of such year) or, if there has been a default in the fulfillment of any such obligation, describing each such default. Such certificate may be provided as a single certificate making the required statements as to more than one Trust Sale and Servicing Agreement.

  Copies of such statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable Indenture Trustee or Owner Trustee.

  In each Trust Sale and Servicing Agreement, the Seller will agree to give the Indenture Trustee and the Owner Trustee notice of any event which with the giving of notice or the lapse of time, or both, would become a Servicer Default. In addition, the Seller will agree to give the Indenture Trustee, the Owner Trustee and the Trust notice of certain covenant breaches which with the giving of notice or lapse of time, or both, would constitute a Servicer Default.

CERTAIN MATTERS REGARDING THE SERVICER

  Each Trust Sale and Servicing Agreement will provide that GMAC may not resign from its obligations and duties as Servicer thereunder and under the Pooling and Servicing Agreement, except upon determination that GMAC's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or a successor servicer has assumed GMAC's servicing obligations and duties under the related Transfer and Servicing Agreements.

  Each Trust Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to the related Transfer and Servicing Agreements or the related Indenture or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence (except errors in judgment) in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. Each Trust Sale and Servicing Agreement will further provide that the Servicer and its directors, officers, employees and agents will be reimbursed by the Indenture Trustee or the Owner Trustee for any contractual damages, liability or expense incurred by reason of such trustee's wilful misfeasance, bad faith or negligence (except errors in judgment) in the
                                   29
performance of such trustee's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder or under the related Trust Agreement or the related Indenture. In addition, each Trust Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the related Transfer and Servicing Agreements and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the related Transfer and Servicing Agreements and the rights and duties of the parties thereto and the interests of the Noteholders and the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the related Trust, and the Servicer will be entitled to be reimbursed therefor out of the related Collection Account. Any such indemnification or reimbursement will reduce the amount otherwise available for distribution to the Noteholders and the Certificateholders.

  Under the circumstances specified in each Trust Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, any entity 50% or more of the voting interests of which are owned, directly or indirectly, by General Motors, which entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Trust Sale and Servicing Agreement. The Servicer may at any time subcontract any duties as Servicer under any Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement to any entity in which more than 50% of the voting interests are owned, directly or indirectly, by General Motors. In the event of any such subcontract, the Servicer will remain responsible for the subcontractor's performance in accordance with such Trust Sale and Servicing Agreement.

SERVICER DEFAULT

  Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under each Trust Sale and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Designated Accounts or to the Owner Trustee for deposit in the Certificate Distribution Account any required payment or to direct the Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for five Business Days after written notice from the Indenture Trustee or the Owner Trustee is received by the Servicer or after discovery of such failure by an officer of the Servicer; (ii) any failure by the Servicer to duly observe or perform in any material respect any other covenant or agreement in such Trust Sale and Servicing Agreement, the related Pooling and Servicing Agreement, the related Trust Agreement or the related Indenture which failure materially and adversely affects the rights of the Noteholders or the Certificateholders and which continues unremedied for 90 days after the giving of written notice of such failure (A) to the Servicer or the Seller, as the case may be, by the Indenture Trustee or the Owner Trustee or (B) to the Servicer or the Seller, as the case may be, and to the Indenture Trustee and the Owner Trustee by holders of Notes or Certificates, as applicable, evidencing not less than 25% in principal amount of such outstanding Notes or of such Certificate Balance; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations (each, an "Insolvency Event").

  Notwithstanding the foregoing, there will be no Servicer Default where a Servicer Default would otherwise exist under clause (i) above for a period of ten Business Days or under clause (ii) for a period of 60 days if the delay or failure giving rise to such Servicer Default was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement and the Servicer will provide the Indenture Trustee, the Owner Trustee, the Seller and the Securityholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

                                   30

RIGHTS UPON SERVICER DEFAULT

  As long as a Servicer Default under a Trust Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of related Notes evidencing not less than a majority in principal amount of such then outstanding Notes (or, if the Notes have been paid in full and the Indenture has been discharged with respect thereto, the related Owner Trustee or the holders of related Certificates evidencing not less than a majority of the aggregate outstanding Certificate Balance of all Certificates other than Certificates owned by the Trust, the Seller, GMAC or any of their affiliates) may terminate all the rights and obligations of the Servicer under such Trust Sale and Servicing Agreement and the related Pooling and Servicing Agreement, whereupon such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such agreements and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee or the Noteholders from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling to so act, it may, and if it is unable to so act, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of automotive receivables and which satisfies the other criteria set forth in the Trust Sale and Servicing Agreement. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Trust Sale and Servicing Agreement.

WAIVER OF PAST DEFAULTS

  With respect to each Trust, the holders of Notes evidencing at least a majority in principal amount of the then outstanding related Notes (or the holders of the related Certificates evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Servicer Default which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Designated Accounts or the Certificate Distribution Account in accordance with the Trust Sale and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

  Each of the Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the related Noteholders or Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be defective or inconsistent with any other provision therein, (iii) to add or supplement any credit enhancement for the benefit of Noteholders or Certificateholders (provided that if any such addition affects any class of Noteholders or Certificateholders differently than any other class of Noteholders or Certificateholders, then such addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any class of Noteholders or Certificateholders), (iv) to add to the covenants, restrictions or obligations of the Seller, the Servicer, the Owner Trustee or the Indenture Trustee or (v) to add, change or eliminate any other provisions of such Agreement in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Noteholders or the Certificateholders. Each such Agreement may also be amended by the parties thereto with the consent of the holders of at least a majority in principal amount of such then outstanding Notes and the holders of such Certificates evidencing at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of such Noteholders or Certificateholders; except that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collection of payments on Receivables or distributions that are required to be made on any Note or Certificate, any Interest Rate, any Pass Through Rate or the Specified Reserve Account Balance or (ii) reduce the aforesaid percentage required of Noteholders or Certificateholders to consent to any such amendment without the consent of all of the Noteholders or Certificateholders, as the case may be.
                                   31

INSOLVENCY EVENT

  With respect to each Trust, if an Insolvency Event occurs with respect to the Seller, the related Trust will be terminated. In such event, the Trust will be liquidated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from (i) each of the Certificateholders (other than the Seller) and (ii) each of the Noteholders to the effect that each such party disapproves of the liquidation of such Receivables and termination of such Trust. Promptly after the occurrence of any Insolvency Event with respect to the Seller, notice thereof is required to be given to Noteholders and Certificateholders; except that any failure to give such required notice will not prevent or delay termination of any Trust. Upon termination of any Trust, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of such Trust (other than the Designated Accounts and the Certificate Distribution Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Receivables will be treated as collections on the Receivables and deposited in the related Collection Account. With respect to any series, if the proceeds from the liquidation of the Receivables and any other available assets and any amounts on deposit in the Reserve Account, the Payment Ahead Servicing Account, the Note Distribution Account and the Certificate Distribution Account are not sufficient to pay the Notes in full, the amount of principal returned to Noteholders and Certificateholders will be reduced and the Noteholders and the Certificateholders will incur a loss.

  Each Trust Agreement will provide that the Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the related Trust without the unanimous prior approval of all related Certificateholders (including the Seller) and the delivery to the Owner Trustee by each such Certificateholder (including the Seller) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent. In the Trust Sale and Servicing Agreement, the Servicer and the Seller will covenant that they will not, for a period of one year and one day after the final distribution with respect to the related Notes and the related Certificates to the Note Distribution Account or the Certificate Distribution Account, as applicable, institute against the related Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

SELLER LIABILITY

  Under each Trust Agreement, the Seller will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor) arising out of or based on the arrangement created by such Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Seller were a general partner.

TERMINATION

  Each Trust will terminate on the earlier to occur of (a) the final distributions by the Indenture Trustee and the Owner Trustee of all monies and other property of the Trust in accordance with the terms of the Trust Agreement, the Indenture and the Trust Sale and Servicing Agreement (including in the case of the exercise by the Servicer of its repurchase option as described above in "Optional Repurchase by the Servicer") and (b) in the event of certain insolvency events with respect to the Seller as described above under "Insolvency Event." Upon termination of the Trust and payment (or deposit into the Note Distribution Account and the Certificate Distribution Account) of all amounts to be paid to the related Securityholders, any remaining assets of the Trust and any amounts remaining on deposit in the related Reserve Account will be paid to the Seller. Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer, or its successor, will be permitted at its option to purchase from each Trust, as of the last day of any Monthly Period, if the then outstanding Aggregate Principal Balance of the Receivables held by such Trust is 10% or less of the Aggregate Amount Financed, all remaining related Receivables at a price equal to the aggregate Administrative Purchase Payments for such Receivables plus the appraised value of any other property held as part of the Trust less Liquidation Expenses, all as of the end of such Monthly Period. As more fully described in the related Prospectus Supplement, any related outstanding Notes will be
                                   32
redeemed concurrently therewith and the subsequent distribution to related Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement will effect early retirement of the Certificates. The Indenture Trustee will give written notice of redemption to each related Noteholder of record and the Owner Trustee will give written notice of termination to each related Certificateholder of record. The final distribution to any Noteholder or Certificateholder will be made only upon surrender and cancellation of such Noteholder's Note at an office or agency of the Indenture Trustee specified in the notice of redemption or such Certificateholder's Certificate at an office or agency of the Owner Trustee specified in the notice of termination.

ADMINISTRATION AGREEMENT

  GMAC, in its capacity as administrator (the "Administrator"), will enter into an agreement (an "Administration Agreement") with each Trust and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. With respect to each Trust, as compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee in an amount equal to $1,500 per month, which fee will be paid by the Servicer.

                CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTEREST IN VEHICLES

  In all states in which the Receivables have been originated, retail instalment sale contracts such as the Receivables evidence the credit sale of automobiles and light trucks by dealers to purchasers. The contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the Receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

  With respect to each Trust, pursuant to the Pooling and Servicing
Agreement, GMAC will assign its security interest in the Financed Vehicles securing the related Receivables to the Seller and pursuant to the Trust Sale and Servicing Agreement, the Seller will assign its security interest in the Financed Vehicles securing such Receivables to the Trust. However, because of the administrative burden and expense, neither the Servicer nor the Owner Trustee will amend any certificate of title to identify the Trust as the new secured party on such certificate of title relating to a Financed Vehicle. Also, GMAC will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the Seller and the Owner Trustee pursuant to a custodian agreement entered into pursuant to the related Pooling and Servicing Agreement and Trust Sale and Servicing Agreement. See "The Transfer and Servicing Agreements-Sale and Assignment of Receivables."

  In most states, an assignment such as that under both the related
Pooling and Servicing Agreement and the related Trust Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner or GMAC or administrative error by state or local agencies, in most states the notation of GMAC's lien on the certificates of title will be sufficient to protect the related Trust against the rights of subsequent purchasers of a Financed Vehicle from an obligor or subsequent lenders to an obligor who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which GMAC failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of the warranties of GMAC under the related Pooling and Servicing Agreement and, if the interests of the Securityholders in the related Receivable are materially and adversely affected, would create an obligation of GMAC to repurchase such Receivable unless the breach is cured. Similarly, the security interest of the related Trust in the vehicle could be defeated through fraud or negligence and, because the Trust is not identified
                                   33
as the secured party on the certificate of title, by the bankruptcy petition of the obligor.

  Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. In states that do not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligors as to relocation. Similarly, when an obligor sells a vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivables before release of the lien. Under each Pooling and Servicing Agreement, the Servicer is obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles.

  Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. Under each Pooling and Servicing Agreement, GMAC will have represented to the Seller that, as of the Closing Date, each Receivable is or will be secured by a first perfected security interest in favor of GMAC in the Financed Vehicle. The Seller will have assigned such representation, among others, to the Owner Trustee pursuant to the related Trust Sale and Servicing Agreement. However, liens for repairs or taxes, or the confiscation of a Financed Vehicle, could arise at any time during the term of a Receivable. No notice will be given to the Owner Trustee, the Indenture Trustee, the Noteholder or the Certificateholder if such a lien or confiscation arises.

REPOSSESSION

  In the event of default by vehicle purchasers, the holder of the retail instalment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Servicer in most cases and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. A secured party may be held responsible for damages caused by a wrongful repossession of a vehicle.

NOTICE OF SALE; REDEMPTION RIGHTS

  The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, a consent order between the Servicer and the Federal Trade Commission ("FTC Repossession Consent Order") imposes similar requirements
                                   34
for the giving of notice for any such sale. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent instalments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

  The proceeds of resale of the Financed Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of such indebtedness will exceed such proceeds. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

  Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the UCC and the FTC Repossession Consent Order require the creditor to remit the surplus to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

  Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code (the "UCCC") and state sales finance and other similar laws.
Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables (or, if a seller with respect to a Receivable is not liable for indemnifying the Trust as assignee of the Receivables from the Seller, failure to comply could impose liability on an assignee in excess of the amount of the Receivable).
  The so-called "Holder-in-Due-Course" Rule of the Federal Trade
Commission (the "FTC Rule"), the provisions of which are generally duplicated by the UCC, other state statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

  Most of the Receivables will be subject to the requirements of the FTC
Rule. Accordingly, the Owner Trustee of a Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the Receivable. If an obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of GMAC's warranties under the related Pooling and Servicing Agreement and may create an obligation of GMAC to repurchase the Receivable unless the breach is cured. See "The Transfer and Servicing Agreements-Sale and Assignment of Receivables."

  Courts have imposed general equitable principles upon secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.
                                   35
  In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

  Under each Pooling and Servicing Agreement, GMAC will represent to the Seller that each Receivable complies with all requirements of law in all material respects. The Seller will have assigned such representation, among others, to the related Trust. Accordingly, if an obligor has a claim against the Trust for violation of any law and such claim materially and adversely affects the related Trust's interest in a Receivable, such violation would constitute a breach of representation and would create an obligation to repurchase the Receivable unless the breach is cured. See "The Transfer and Servicing Agreements-Sale and Assignment of the Receivables."

OTHER LIMITATIONS

  In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing the Financed Vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the Financed Vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of finance charge and time of repayment of the indebtedness.

TRANSFER OF VEHICLES

  The Receivables prohibit the sale or transfer of a Financed Vehicle without the Servicer's consent and permit the Servicer to accelerate the maturity of the Receivable upon a sale or transfer without the Servicer's consent. The Servicer will not consent to a sale or transfer and will require prepayment of the Receivable. Although the Servicer, as agent of each Owner Trustee, may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the vehicle, the new obligation will not be included in the related Receivables Pool.

SALE OF RECEIVABLES BY GMAC
  As described herein, the transaction of the Receivables that are being sold by GMAC to the Seller and from the Seller to the Trust have been structured as, and will be treated by the parties as, sales. The United States Court of Appeals for the Tenth Circuit recently found that accounts sold prior to a bankruptcy should be treated as property of the bankruptcy estate. In the event that GMAC or the Seller were a debtor in a bankruptcy proceeding and the bankruptcy court applied this analysis, delays or reductions in receipt of collections on the Receivables to the related Trust and distributions on the related Securities to Securityholders could occur.

                 CERTAIN FEDERAL INCOME TAX CONSEQUENCES
GENERAL

  Set forth below is a discussion of the anticipated material United
States federal income tax consequences of the purchase, ownership and disposition of the Notes and Certificates. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, there
                                   36
can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to Noteholders and Certificateholders.

  This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the Noteholders and Certificateholders in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of holders subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to prospective purchasers who purchase Notes or Certificates in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the Notes or Certificates as "capital assets" within the meaning of Section 1221 of the Code. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES OR CERTIFICATES.

  The following discussion addresses Securities falling into three general categories: (i) Notes (other than Strip Notes or any other series of Notes specifically identified as receiving different tax treatment in the related Prospectus Supplement) which the Seller, the Servicer and the Noteholders will agree to treat as indebtedness secured by the related Receivables, (ii) Certificates representing interests in a trust fund which the Seller, the Servicer and the applicable Certificateholders will agree to treat as equity interests in a grantor trust (a "Tax Trust"), and (iii) Certificates (including Strip Certificates) and Strip Notes, representing interests in a trust fund which the Seller, the Servicer and the applicable holders will agree to treat as equity interests in a partnership (a "Tax Partnership"), in each case for purposes of federal, state and local income and franchise taxes. Certificates issued by a Tax Trust are referred to herein as "Trust Certificates", and Certificates (including Strip Certificates) and Strip Notes issued by a Tax Partnership are referred to herein as "Partnership Certificates." The Prospectus Supplement for each series of Certificates will indicate whether the related trust fund is a Tax Trust or a Tax Partnership. For purposes of this discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Trust Certificate, Partnership Certificate, or both, as the context may require.

  The following discussion is based in part upon the rules governing original issue discount ("OID") that are set forth in Sections 1271-1275 of the Code and in Treasury regulations issued under the OID provisions of the Code which become effective April 4, 1994.

THE NOTES

  Characterization as Debt. With respect to each series of Notes (except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the applicable Prospectus Supplement), regardless of whether such Notes are issued by a Tax Trust or a Tax Partnership, Kirkland & Ellis, special tax counsel to the Seller ("Tax Counsel"), will deliver its opinion to the effect that, although no specific authority exists with respect to the characterization for federal income tax purposes of securities having the same terms as the Notes, based on the terms of the Notes, the transactions relating to the Receivables as set forth herein, and the discussions of Trust Certificates and Partnership Certificates below, the

Notes will be treated as debt for federal income tax purposes. The Seller, the Servicer and each Noteholder, by acquiring an interest in a Note, will agree to treat the Notes as indebtedness for federal, state and local income and franchise tax purposes. See "Trust Certificates-Classification of Trusts and Trust Certificates" or "Partnership Certificates-Classification of Partnerships and Partnership Certificates" for a discussion of the potential federal income tax consequences to Noteholders if the IRS were successful in challenging the characterization of a Tax Trust or a Tax Partnership for federal income tax purposes.

  Treatment of Stated Interest. Based on the foregoing opinion, the stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. Except to the extent indicated in the related Prospectus Supplement, no series of Notes will be issued with OID. A holder who purchases a Note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code, and a holder who purchases a Note at a premium will be subject to the bond premium amortization rules of the Code.

  If any Notes were treated as being issued with OID, a Noteholder would be required to include OID in income as interest over the term of the Notes under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income (to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions), or as a repayment of principal. This treatment would have no significant effect on Noteholders using the accrual method of accounting. However, cash method Noteholders may be required to report income with respect to the Notes in advance of the receipt of cash attributable to such income.

  A holder of a Note which has a fixed maturity date not more than one year from the issue date of such Note (a "Short-Term Note") will generally not be required to include market discount on the Note in income as it accrues, provided such holder is not an accrual method taxpayer, a bank, a broker or dealer that holds the Note as inventory, a regulated investment company or common trust fund, or the beneficial owner of certain pass-through entities specified in the Code, or provided such holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the market discount accrued on the Note in gross income upon sale or exchange or at maturity, or if such Note is payable in installments, as principal is paid thereon. Such a holder would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the Short-Term Note to the extent it exceeds the sum of the interest income, if any, and market discount accrued on such Note. However, a holder may elect to include market discount in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, market discount accrues on a Short-Term Note on a ratable (straight-line) basis, unless the holder irrevocably elects (under regulations to be issued by the Treasury Department) with respect to such obligation to apply a constant interest method, using the holder's yield to maturity and daily compounding.

  Disposition of Notes. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of the Note to a particular Noteholder will equal the holder's cost for the Note, increased by any OID, market discount and gain previously included by such Noteholder in income with respect to the Note and decreased by any bond premium previously amortized and any principal payments previously received by such Noteholder with respect to such Note. Subject to the market discount rules of the Code, any such gain or loss will be capital gain or loss if the Note was held as a capital asset. Capital gain or loss will be long-term if the Note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

  Information Reporting and Backup Withholding. Each Tax Trust or Tax Partnership will be required to report annually to the IRS, and to each related Noteholder of record, the amount of interest paid on the Notes
                                   38
(and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder (other than holders who are not subject to the reporting requirements) will be required to provide to the related Tax Trust or Tax Partnership, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Tax Trust or Tax Partnership will be required to withhold, from interest otherwise payable to the holder, 31% of such interest and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

  Because the Seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership and all Notes (except Strip Notes and others as specifically identified in the related Prospectus Supplement) as indebtedness for federal income tax purposes, the Seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust or Tax Partnership.

  Tax Consequences to Foreign Noteholders. If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, as long as the foreign person (i) is not actually or constructively a "10 percent shareholder" of the related Tax Trust, Tax Partnership, or the Seller (including a holder of 10% of the applicable outstanding Certificates) or a "controlled foreign corporation" with respect to which the related Tax Trust, Tax Partnership or the Seller is a "related person" within the meaning of the Code, and (ii) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign person must so inform the related Tax Trust or Tax Partnership within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty.

  Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

  If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

TRUST CERTIFICATES

  Classification of Trusts and Trust Certificates. With respect to each series of Certificates identified in the related Prospectus Supplement as Trust Certificates, Tax Counsel will deliver its opinion to the effect that the related Tax Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but should be classified as a grantor trust under Sections 671 through 679 of the Code. For each such series, the Seller and the Certificateholders will express in the Trust
                                   39
Agreement and on the Trust Certificates their intent that, for federal, state and local income and franchise tax purposes, the Trust Certificates will represent an equity interest in a grantor trust. The Seller and each Certificateholder, by acquiring an interest in any such Trust Certificate, will agree to treat such Trust Certificates as an equity interest in the Tax Trust, for federal, state and local income and franchise tax purposes. However, the proper characterization of the arrangement involving the Tax Trust, the Trust Certificates, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

  Although, as described above, Tax Counsel will opine that each such Tax Trust should properly be characterized as a grantor trust for federal income tax purposes, such opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any such Tax Trust is not a grantor trust, such Tax Trust should be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of such Trust Certificates as partners could differ from the income reportable by the holders of such Trust Certificates as grantors of a grantor trust. However, it is not expected that such differences would be material. See discussion of Partnership Certificates below.

  If, however, the IRS were to contend successfully that a Tax Trust is an association taxable as a corporation for federal income tax purposes, such Tax Trust would be subject to federal and state income tax at corporate rates on the income from the Receivables (reduced by deductions, including interest on any Notes unless the Notes were treated as an equity interest). Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the related Trust Certificates and any related Notes. The Certificateholders and, if the Notes were also treated as an equity interest in the taxable corporation, the Noteholders could be liable for any such tax to the extent it is not paid by the related Tax Trust. However, as described above, in the opinion of Tax Counsel, each Tax Trust will not be classified as an association taxable as a corporation because it will not have certain characteristics necessary for a trust to constitute an association taxable as a corporation.

  If a Tax Trust were classified for federal income tax purposes as a partnership, the IRS might contend that it is a "publicly traded partnership" taxable as a corporation. However, in the opinion of Tax Counsel, even if a Tax Trust were treated as a publicly traded partnership, such Tax Trust would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, if the Tax Trust were treated as a publicly traded partnership and the Notes were treated as equity interests in such a partnership, certain holders could suffer adverse tax consequences. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," and individual holders might be subject to certain limitations on their ability to deduct their share of such Tax Trust's expenses.

  Despite Tax Counsel's opinion that a Tax Trust should be classified as a grantor trust, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Trust Certificates represent equity interests in a grantor trust. For example, because Trust Certificates will have certain features characteristic of debt, the Trust Certificates might be considered indebtedness of a Tax Trust, the Seller or the Issuer. Except as described above, any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of Trust Certificates as equity in a trust, described below. The following discussion assumes that Trust Certificates represent equity interests in a grantor trust.

  Grantor Trust Treatment. As a grantor trust, a Tax Trust will not be subject to federal income tax. Assuming that the Receivables are not characterized as "stripped bonds" or otherwise recharacterized, in Tax Counsel's opinion each Certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the Receivables and any other property in the related Tax Trust for the period during which it owns a Trust Certificate, including interest or finance charges earned on the Receivables and any gain or loss upon collection or disposition of the Receivables, in accordance with such Certificateholder's method of accounting. A Certificateholder using the cash method of
                                   40
accounting should take into account its pro rata share of income as and when received by the Owner Trustee. A Certificateholder using an accrual method of accounting should take into account its pro rata share of income as it accrues or is received by the Owner Trustee, whichever is earlier.

  Assuming that the market discount rules do not apply, the portion of each payment to a Certificateholder that is allocable to principal on the Receivables will represent a recovery of capital, which will reduce the tax basis of such Certificateholder's undivided interest in the Receivables. In computing its federal income tax liability, a Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of interest paid on any related Notes, reasonable servicing fees, and other fees paid or incurred by the related Tax Trust as provided in Section 162 or 212 of the Code. If a Certificateholder is an individual, estate or trust, the deduction for such Certificateholder's pro rata share of such fees will be allowed only to the extent that all of such Certificateholder's miscellaneous itemized deductions, including such fees, exceed 2% of such Certificateholder's adjusted gross income. In addition, in the case of Certificateholders who are individuals, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the Certificateholder's adjusted gross income in excess of a statutorily defined threshold (which is $111,800 in the case of a married couple filing jointly for a taxable year beginning in 1994). Because the Servicer will not report to Certificateholders the amount of income or deductions attributable to miscellaneous charges, such a Certificateholder may effectively underreport its net taxable income. See "Recharacterization of Fees" below for a discussion of other possible consequences if amounts paid to the Servicer exceed reasonable compensation for services rendered.

  Recharacterization of Fees. The Servicer intends to report income to Certificateholders on the assumption that the Certificateholders own a 100% interest in all of the principal and interest derived from the related Receivables. However, a portion of the amounts paid to the Servicer or the Seller may exceed reasonable fees for services rendered, by reason of the extent to which either the weighted average APR of the Receivables, or the individual stated APRs of some of the Receivables, exceed the Pass Through Rate. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the Receivables or performing other services, in the context of this or similar transactions; accordingly, Tax Counsel is unable to give an opinion on this issue. If amounts paid to the Servicer or the Seller exceed reasonable compensation for services provided, the Servicer or the Seller or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment with respect to certain Receivables. As a result, such Receivables may be treated as "stripped bonds" within the meaning of the Code.

  To the extent that the Receivables are characterized as "stripped bonds," the income and deductions of the related Tax Trust allocable to Certificateholders would not include the portion of the interest on the Receivables treated as having been retained by the Servicer or the Seller, as the case may be, and such Tax Trust's deductions would be limited to reasonable servicing fees, interest paid on any related Notes and other fees. In addition, a Certificateholder would not be subject to the market discount and premium rules discussed below with respect to the stripped Receivables, but instead would be subject to the OID rules of the Code. However, if the price at which a Certificateholder were deemed to have acquired a stripped Receivable is less than the remaining principal balance of such Receivable by an amount which is less than a statutorily defined de minimis amount, such Receivable would not be treated as having OID. In general, under Temporary Regulations it appears that the amount of OID on a Receivable treated as a "stripped bond" will be de minimis if it is less than 1/4 of 1% for each full year remaining after the purchase date until the final maturity of the Receivable, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID was de minimis under this rule, the actual amount of discount on such a Receivable would be includible in income as principal payments are received on the Receivable.

  If the OID on a Receivable were not treated as de minimis, a Certificateholder would be required to include any OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the Receivables. It is possible that the IRS

                                   41
could assert that a prepayment assumption should be used in computing the yield of a stripped Receivable. If a stripped Receivable is deemed to be acquired by a Certificateholder at a significant discount, such prepayment assumption could accelerate the accrual of income by a Certificateholder. No representation is made, nor is Tax Counsel able to give an opinion, that Receivables will prepay at any particular rate. Prospective investors are urged to consult their own tax advisors regarding the likelihood that a portion of the amounts paid to the Servicer or Seller might be characterized other than as compensation for services rendered for federal income tax purposes.

  It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the Seller by Certificateholders in exchange for the related Receivables. The likely effect of such recharacterization would be to increase current taxable income to a Certificateholder.

  Discount and Premium. The following discussion generally assumes that the fees and other amounts payable to the Servicer and the Seller will not be recharacterized as being retained ownership interests in the Receivables (as discussed above). A purchaser of a Trust Certificate should be treated as purchasing an interest in each Receivable and any other property in the related Tax Trust at a price determined by allocating the purchase price paid for the Trust Certificate among the Receivables and other property in proportion to their fair market values at the time of purchase of the Trust Certificate.

  It is believed that the Receivables were not and will not be issued with OID and, therefore, that a Tax Trust should not have OID income. However, the purchase price paid by said Tax Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or market discount, as the case may be. The market discount on a Receivable will be considered to be zero if it is less than the statutorily defined de minimis amount.

  Any gain on the sale of a Trust Certificate attributable to the holder's share of unrecognized accrued market discount on the related Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. Moreover, a holder who acquires a Trust Certificate representing an interest in Receivables acquired at a market discount may be required to defer a portion of any interest expense otherwise deductible with respect to indebtedness incurred or maintained to purchase or carry the Trust Certificate until the holder disposes of the Trust Certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of Trust Certificates (and deferring any applicable interest expense), a holder may elect to include market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

  In the event that a Receivable is treated as purchased at a premium
(i.e., the allocable portion of the Certificateholder's purchase price for the related Trust Certificate exceeds the remaining principal balance of the Receivable), such premium will be amortizable by a Certificateholder as an offset to interest income (with a corresponding reduction in basis) under a constant yield method over the term of the Receivable if the Certificateholder makes an election under Section 171 of the Code with respect to the Receivables. Any such election will also apply to debt instruments held by the Certificateholder during the year in which the election is made and to all debt instruments acquired thereafter.

  Disposition of Trust Certificates. Generally, capital gain or loss will be recognized on a sale of Trust Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Trust Certificates sold. A Certificateholder's tax basis in a Trust Certificate will generally equal his cost increased by his share of the Tax Trust's income (includible in his income) and decreased by any distributions received with respect to such Trust Certificate. Any gain on the sale of a Trust Certificate attributable to the holder's share of unrecognized accrued market discount on the related Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements, unless a Certificateholder makes the special election described under "Discount and Premium" above.
                                   42

  If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Trust Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Trust Certificates.

  Backup Withholding. Distributions made on Trust Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, as discussed above with respect to the Notes, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

  Tax Consequences to Foreign Trust Certificateholders. Interest attributable to Receivables which is received by a Certificateholder which is a foreign person will generally not be subject to the normal 30% withholding tax imposed with respect to such payments, provided that such Certificateholder is not engaged in a trade or business in the United States and that such Certificateholder fulfills the certification requirements discussed above under "The Notes-Tax Consequences to Foreign Noteholders."

PARTNERSHIP CERTIFICATES

  Classification of Partnerships and Partnership Certificates. With respect to each series of Certificates identified in the related Prospectus Supplement as Partnership Certificates, the Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of such Partnership Certificates, to treat the Tax Partnership as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such Partnership being the Certificateholders and the Seller (in its capacity as recipient of distributions from the Reserve Account), and any related Notes being debt of such Tax Partnership. However, the proper characterization of the arrangement involving the Tax Partnership, the Partnership Certificates, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

  If the Tax Partnership were an association taxable as a corporation for federal income tax purposes, such Tax Partnership would be subject to corporate income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Partnership Certificates (and Certificateholders could be liable for any such tax that is unpaid by such Tax Partnership). However, upon the issuance of each series of Partnership Certificates, Tax Counsel will deliver its opinion generally to the effect that such Tax Partnership will not be classified as an association taxable as a corporation because it will not have certain characteristics necessary for a trust to be an association taxable as a corporation.

  Even if a Tax Partnership were not an association taxable as a corporation, it would be subject to corporate income tax if it were a "publicly traded partnership" taxable as a corporation. However, in the opinion of Tax Counsel, even if such Tax Partnership were treated as a publicly traded partnership, it would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, if a Tax Partnership were treated as a publicly traded partnership and the Partnership Certificates were treated as equity interests in such a partnership, certain holders could suffer adverse consequences. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," and individual holders might be subject to certain limitations on their ability to deduct their share of the Tax Partnership's expenses.

  Despite Tax Counsel's opinion that a Tax Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates represent equity interests in a partnership. For example, because the Partnership Certificates will have certain features characteristic of debt, the Partnership Certificates might be considered indebtedness of the Tax Partnership, the Seller or the Issuer. Except as
                                   43
described above, any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

  Partnership Taxation. As a partnership, a Tax Partnership will not be subject to federal income tax, but each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of such Tax Partnership. The Tax Partnership's income will consist primarily of interest and finance charges earned on the related Receivables (including appropriate adjustments for market discount, OID, and bond premium) and any gain upon collection or disposition of such Receivables. The Tax Partnership's deductions will consist primarily of interest accruing with respect to any related Notes, servicing and other fees, and losses or deductions upon collection or disposition of the related Receivables.

  The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (with respect to any series of Partnership Certificates, the Trust Agreement and related documents). Each Trust Agreement for a Tax Partnership will provide that the Certificateholders will be allocated taxable income of the related Tax Partnership for each month equal to the sum of (i) the Pass Through Rate on the related Partnership Certificates for such month; (ii) an amount equivalent to interest that accrues during such month on amounts previously due on such Partnership Certificates but not yet distributed; (iii) any Tax Partnership income attributable to discount on the related Receivables that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (iv) any Prepayment Surplus (as defined in the related Prospectus Supplement) payable to the Partnership Certificates for such month. If the Tax Partnership issues any Strip Notes or Strip Certificates, it will also provide that the related Certificateholders will be allocated taxable income of such Tax Partnership for each month in the amounts described in the related Prospectus Supplement. All taxable income of the Tax Partnership remaining after the allocations to the Certificateholders will be allocated to the Seller. It is believed that the allocations to Certificateholders will be valid under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above, and holders of Strip Notes or Strip Certificates may be allocated income equal to the amount described in the related Prospectus Supplement, even though the related Tax Partnership might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Partnership Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the related Tax Partnership.

  Additionally, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.


  An individual taxpayer may generally deduct miscellaneous itemized deductions (which do not include interest expense) only to the extent they exceed two percent of adjusted gross income, and, in addition, certain other limitations may apply. Those limitations would apply to an individual Certificateholder's share of expenses of a Tax Partnership (including fees to the Servicer) and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of such Tax Partnership.

  Each Tax Partnership intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each
                                   44
Receivable, a Tax Partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

  Discount and Premium. It is believed that the Receivables were not and will not be issued with OID and, therefore, that a Tax Partnership should not have OID income. However, the purchase price paid by such Tax Partnership for the related Receivables may be greater or less than the remaining principal balance of such Receivables at the time of purchase. If so, such Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, each Tax Partnership will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable by Receivable basis.)

  Each Tax Partnership will make an election that will result in any market discount on the related Receivables being included in income currently as such discount accrues over the life of such Receivables. As indicated above, a portion of such market discount income will be allocated to Certificateholders.

  Section 708 Termination. Under Section 708 of the Code, a Tax
Partnership will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in such Tax Partnership are sold or exchanged within a 12-month period. If such a termination occurs, a Tax Partnership will be considered to distribute its assets to the partners (i.e., Certificateholders and the Seller), who would then be treated as recontributing those assets to a Tax Partnership, as a new partnership. A Tax Partnership will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, such Tax Partnership may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, a Tax Partnership might not be able to comply due to lack of data.

  Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. A Certificateholder's tax basis in a Partnership Certificate will generally equal his cost increased by his share of the related Tax Partnership's income (includible in his income) and decreased by any distributions received with respect to such Partnership Certificate. In addition, both tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder's share of any related Notes and other liabilities of such Tax Partnership. A holder acquiring Partnership Certificates of the same series at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon sale or other disposition of some of the Partnership Certificates, allocate a pro rata portion of such aggregate tax basis to the Partnership Certificates sold (rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate).

  Any gain on the sale of a Partnership Certificate attributable to the holder's share of unrecognized accrued market discount on the related Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. Each Tax Partnership does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, each Tax Partnership will elect to include market discount in income as it accrues.

  If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

  Allocations Between Transferors and Transferees. In general, each Tax Partnership's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of the Partnership Certificates or a fractional share of the Strip Notes or Strip Certificates owned by them as of the first Record Date following the end of such month.
As a result, a holder purchasing Partnership Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.
                                   45

  The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of a Tax Partnership might be reallocated among the Certificateholders. The Trustee is authorized to revise a Tax Partnership's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

  Section 754 Election. In the event that a Certificateholder sells its Partnership Certificate at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Partnership Certificates than the selling Certificateholder had. The tax basis of the related Tax Partnership's assets will not be adjusted to reflect that higher (or lower) basis unless such Tax Partnership were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a Tax Partnership will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Tax Partnership income than would be based on their own purchase price for Partnership Certificates.

  Administrative Matters. For each Tax Partnership, the related Owner
Trustee is required to keep or have kept complete and accurate books of such Tax Partnership. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each Tax Partnership will be the calendar year. The Owner Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of such Tax Partnership and will report each Certificateholder's allocable share of items of Tax Partnership income and expense to holders and the IRS on Schedule K-1. Each Tax Partnership will provide the Schedule K-1 information to nominees that fail to provide such Tax Partnership with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the related Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the related Tax Partnership or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

  Under Code Section 6031, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the related Tax Partnership with a statement containing certain information on the nominee, the beneficial owners and the Partnership Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the related Tax Partnership information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under
Section 17A of the Exchange Act is not required to furnish any such information statement to a Tax Partnership. The information referred to above for any calendar year must be furnished to the related Tax Partnership on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Tax Partnership with the information described above may be subject to penalties.

  The Seller, as the tax matters partner for each Tax Partnership, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed or deemed filed.
Any adverse determination following an audit of the return of a Tax Partnership by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the related Tax Partnership. An adjustment could result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the related Tax Partnership.
                                   46

  Tax Consequences to Foreign Certificateholders. It is not clear whether any Tax Partnership would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes with respect to non-U.S. persons because there is no clear authority regarding that issue under facts substantially similar to those described herein. Although it is not expected that any Tax Partnership would be engaged in a trade or business in the United States for such purposes, such Tax Partnership will withhold as if it were so engaged in order to protect such Tax Partnership from possible adverse consequences of a failure to withhold. It is expected that each Tax Partnership will withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or issuance of other administrative pronouncements may require a Tax Partnership to change its withholding procedures. In determining a holder's nonforeign status, a Tax Partnership may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.


  Each foreign holder might be required to file a U.S. individual or corporate income tax return and pay tax (including, in the case of a corporation, the branch profits tax) on its share of the related Tax Partnership's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the related Tax Partnership on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the related Partnership, taking the position that no taxes were due because such Tax Partnership was not engaged in a U.S. trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability.

  Backup Withholding. Distributions made on any Partnership Certificates and proceeds from sale of such Partnership Certificates will be subject to a "backup" withholding tax of 31% if, as discussed above with respect to the Notes, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                    STATE AND LOCAL TAX CONSEQUENCES

  The above discussion does not address the tax treatment of any Tax
Trust, Tax Partnership, Notes, Certificates, Noteholders or Certificateholders under any state or local tax laws. The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their own tax advisors regarding the state and local tax treatment of any Tax Trust or Tax Partnership as well as any state and local tax consequences to them of purchasing, holding and disposing of Notes or Certificates.

                          ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

  Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of
                                   47
ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of Notes and Certificates is discussed in the related Prospectus Supplement.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

  A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                          PLAN OF DISTRIBUTION

  On the terms and conditions set forth in one or more underwriting agreements (each an "Underwriting Agreement") with respect to each Trust, the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of each class of Securities of the related series set forth therein and in the related Prospectus Supplement.

  In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.


  Each Prospectus Supplement will either (i) set forth the price at which each class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (ii) specify that the related Securities are to be resold by the Underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Securities, the public offering price and such concessions may be changed.

  Each Underwriting Agreement will provide that the Seller will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

  The Indenture Trustee may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.


  Under each Underwriting Agreement, except as otherwise provided in the related Prospectus Supplement, the closing of the sale of any class of Securities subject thereto will be conditioned on the closing of the sale of all other such classes.

  The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.
                             LEGAL OPINIONS

  Certain legal matters relating to the Notes and the Certificates will be passed upon for each Trust, the Seller and GMAC by Richard B. Wagner, Esq., General Counsel of GMAC, and by Kirkland & Ellis, special counsel to the Seller, each Trust and GMAC. Mr. Wagner owns shares of each of the classes of General Motors common stock and has options to purchase shares of General Motors common stock, $123 par value. Certain federal income tax matters will be passed upon for GMAC, each Trust and the Seller by Kirkland & Ellis.

                             INDEX OF TERMS

  Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.


                                              Page


Additional Servicing . . . . . . . . . . . . . . . . . . . 25
Administration Agreement . . . . . . . . . . . . . . . . . 33
Administrative Purchase Payment. . . . . . . . . . . . . . 23
Administrative Receivable. . . . . . . . . . . . . . . . . 23
Administrator. . . . . . . . . . . . . . . . . . . . . . . 33
Aggregate Amount Financed. . . . . . . . . . . . . . . . .  5
Aggregate Principal Balance. . . . . . . . . . . . . . . . 11
Amount Financed. . . . . . . . . . . . . . . . . . . . . . 10
APR. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Basic Servicing Fee. . . . . . . . . . . . . . . . . . . . 25
Benefit Plan . . . . . . . . . . . . . . . . . . . . . . . 47
Cede . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Certificate Distribution Account . . . . . . . . . . . . . 24
Certificate Pool Factor. . . . . . . . . . . . . . . . . . 11
Certificateholder. . . . . . . . . . . . . . . . . . . . . 12
Certificates . . . . . . . . . . . . . . . . . . . . . . .  1
Closing Date . . . . . . . . . . . . . . . . . . . . . . . 22
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
Collection Account . . . . . . . . . . . . . . . . . . . . 24
Commission . . . . . . . . . . . . . . . . . . . . . . . .  2
Cutoff Date. . . . . . . . . . . . . . . . . . . . . . . .  5
Definitive Certificates. . . . . . . . . . . . . . . . . . 20
Definitive Notes . . . . . . . . . . . . . . . . . . . . . 20
Definitive Securities. . . . . . . . . . . . . . . . . . . 20
Depository . . . . . . . . . . . . . . . . . . . . . . . . 13
Designated Accounts. . . . . . . . . . . . . . . . . . . . 24
Distribution Date. . . . . . . . . . . . . . . . . . . . . 18
DTC. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Eligible Deposit Account . . . . . . . . . . . . . . . . . 24
Eligible Institution . . . . . . . . . . . . . . . . . . . 25
Eligible Investment. . . . . . . . . . . . . . . . . . . . 24
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . 47
Event of Default . . . . . . . . . . . . . . . . . . . . . 15
Excess Payment . . . . . . . . . . . . . . . . . . . . . . 26
Excess Simple Interest Collections . . . . . . . . . . . . 26
Exchange Act . . . . . . . . . . . . . . . . . . . . . . .  2
Financed Vehicles. . . . . . . . . . . . . . . . . . . . .  9
FTC Repossession Consent Order . . . . . . . . . . . . . . 34
FTC Rule . . . . . . . . . . . . . . . . . . . . . . . . . 35
General Motors . . . . . . . . . . . . . . . . . . . . . . 10
GMAC . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Indenture. . . . . . . . . . . . . . . . . . . . . . . . .  1
Indenture Trustee. . . . . . . . . . . . . . . . . . . . .  1
Indirect Participants. . . . . . . . . . . . . . . . . . . 19
Insolvency Event . . . . . . . . . . . . . . . . . . . . . 30
Insolvency Laws. . . . . . . . . . . . . . . . . . . . . . 12
Interest Rate. . . . . . . . . . . . . . . . . . . . . . .  3

                                                      Page

Investment Earnings. . . . . . . . . . . . . . . . . . . . 24
IRS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
Liquidation Expenses . . . . . . . . . . . . . . . . . . . 26
Monthly Advance. . . . . . . . . . . . . . . . . . . . . . 27
Monthly Period . . . . . . . . . . . . . . . . . . . . . . 26
Note Distribution Account. . . . . . . . . . . . . . . . . 24
Note Pool Factor . . . . . . . . . . . . . . . . . . . . . 11
Noteholders. . . . . . . . . . . . . . . . . . . . . . . . 12
Notes. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
OID. . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
Owner Trustee. . . . . . . . . . . . . . . . . . . . . . .  1
Participants . . . . . . . . . . . . . . . . . . . . . . . 13
Partnership Certificates . . . . . . . . . . . . . . . . . 37
Pass Through Rate. . . . . . . . . . . . . . . . . . . . .  4
Payment Ahead. . . . . . . . . . . . . . . . . . . . . . . 26
Payment Ahead Servicing Account. . . . . . . . . . . . . . 24
Payment Date . . . . . . . . . . . . . . . . . . . . . . . 14
Plan Assets Regulation . . . . . . . . . . . . . . . . . . 47
Pooling and Servicing Agreement. . . . . . . . . . . . . . 22
Prepayment . . . . . . . . . . . . . . . . . . . . . . . . 26
Principal Balance. . . . . . . . . . . . . . . . . . . . . 11
Prospectus Supplement. . . . . . . . . . . . . . . . . . .  1
Rating Agency. . . . . . . . . . . . . . . . . . . . . . . 24
Receivables. . . . . . . . . . . . . . . . . . . . . . . .  1
Receivables Pool . . . . . . . . . . . . . . . . . . . . .  9
Recently Enacted OID Regulations . . . . . . . . . . . . . 37
Registration Statement . . . . . . . . . . . . . . . . . .  2
Related Documents. . . . . . . . . . . . . . . . . . . . . 17
Reserve Account. . . . . . . . . . . . . . . . . . . . . . 28
Rules. . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Schedule of Receivables. . . . . . . . . . . . . . . . . . 22
Scheduled Interest Advance . . . . . . . . . . . . . . . . 27
Scheduled Interest Receivables . . . . . . . . . . . . . . 10
Scheduled Payments . . . . . . . . . . . . . . . . . . . . 10
Securities . . . . . . . . . . . . . . . . . . . . . . . .  1
Securities Act . . . . . . . . . . . . . . . . . . . . . .  2
Seller . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Servicer . . . . . . . . . . . . . . . . . . . . . . . . .  1
Servicer Default . . . . . . . . . . . . . . . . . . . . . 30
Short-Term Note. . . . . . . . . . . . . . . . . . . . . . 38
Simple Interest Advance. . . . . . . . . . . . . . . . . . 27
Simple Interest Receivables. . . . . . . . . . . . . . . . 11
Strip Certificates . . . . . . . . . . . . . . . . . . . .  5
Strip Notes. . . . . . . . . . . . . . . . . . . . . . . .  4
Supplemental Servicing Fee . . . . . . . . . . . . . . . . 25
Tax Counsel. . . . . . . . . . . . . . . . . . . . . . . . 37
Tax Partnership. . . . . . . . . . . . . . . . . . . . . . 37
Tax Trust. . . . . . . . . . . . . . . . . . . . . . . . . 37
Total Servicing Fee. . . . . . . . . . . . . . . . . . . . 22
Transfer and Servicing Agreements. . . . . . . . . . . . . 21
Trust. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Trust Agreement. . . . . . . . . . . . . . . . . . . . . .  1
Trust Certificates . . . . . . . . . . . . . . . . . . . . 37
Trust Indenture Act. . . . . . . . . . . . . . . . . . . . 14
Trust Sale and Servicing Agreement . . . . . . . . . . . . 22
UCC. . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
UCCC . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
Underwriting Agreement . . . . . . . . . . . . . . . . . . 48
Warranty Payment . . . . . . . . . . . . . . . . . . . . . 23
Warranty Receivable. . . . . . . . . . . . . . . . . . . . 22

                                PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the estimated expenses to be incurred in connection with the offering of the Notes and the Certificates, other than underwriting discounts and commissions, described in this Registration
Statement:

Securities and Exchange Commission
Registration Fee . . . . . . . . . . . . . . . . .$2,135,584.20
Printing Expenses. . . . . . . . . . . . . . . . .200,000.00*
Legal Fees and Expenses. . . . . . . . . . . . . .175,000.00*
Blue Sky Filing and Counsel Fees . . . . . . . . .20,000.00*
Accountants' Fees. . . . . . . . . . . . . . . . .225,000.00*
Trustee Fees and Expenses. . . . . . . . . . . . .125,000.00*
Rating Agencies' Fees. . . . . . . . . . . . . . .1,200,000.00*
Miscellaneous. . . . . . . . . . . . . . . . . . .19,415.80*
                                                  ______________
  Total.                                          $4,100,000.00
                                                  ==============
_______________
*Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Capital Auto Receivables, Inc. is incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise). The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

  Capital Auto Receivables, Inc.'s By-laws provide, in effect, that, subject to certain limited exceptions, such corporation shall indemnify and advance expenses to its directors and officers in the manner and to the full extent permitted by applicable law against any and all amounts reasonably incurred by reason of the fact that such person is or was a director or officer of such corporation. General Motors Acceptance Corporation has agreed to satisfy such indemnification obligations of Capital Auto Receivables, Inc. if and to the extent that Capital Auto Receivables, Inc. fails to do so.

  Certain controlling persons of the registrant may also be entitled to indemnification from General Motors Acceptance Corporation, the parent of the registrant. Under sections 7015 and 7018-7023 of the New York Banking Law, General Motors Acceptance Corporation may or shall, subject to various exceptions and limitations, indemnify its directors or officers and may purchase and maintain insurance as follows:

        (a) If the director is made or threatened to be made a party to an action by or in the right of General Motors Acceptance Corporation to procure a judgment in its favor, by reason of the fact that he is or was a director or officer of General Motors Acceptance Corporation or is or was serving at the request of General Motors Acceptance Corporation as a director or officer of some other enterprise (including, without limitation, an employee benefit plan), General Motors Acceptance Corporation may indemnify him against amounts paid
                                  II-1
  in settlement and reasonable expenses, including attorneys' fees, incurred in the defense or settlement of such action or an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in (or, in the case of service for any other enterprise, not opposed to) the best interests of General Motors Acceptance Corporation, except that no indemnification is available under such statutory provisions in respect of a threatened action or a pending action which is settled or otherwise disposed of, or any claim or issue or matter as to which such person is found liable to General Motors Acceptance Corporation, unless in each such case a court determines that such person is fairly and reasonably entitled to indemnity for such amount as the court deems proper.

        (b) With respect to any action or proceeding other than one by or in the right of General Motors Acceptance Corporation to procure a judgment in its favor, if a director or officer is made or threatened to be made a party by reason of the fact that he was a director or officer of General Motors Acceptance Corporation, or served some other enterprise (including, without limitation, an employee benefit plan) at the request of General Motors Acceptance Corporation, General Motors Acceptance Corporation may indemnify him against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred as a result of such action or proceeding or an appeal therein, if he acted in good faith for a purpose which he reasonably believed to be in (or, in the case of service for any other enterprise, not opposed to) the best interests of General Motors Acceptance Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

        (c) A director or officer who has been wholly successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in paragraphs (a) or (b) above, shall be entitled to indemnification as authorized in such paragraphs.

        (d) General Motors Acceptance Corporation may purchase and maintain insurance to indemnify directors and officers in instances in which they may not otherwise be indemnified by General Motors Acceptance Corporation under the provisions of the New York Banking Law, provided that the contract of insurance provides for a retention amount and for co-insurance, except that no such insurance may provide for any payment, other than cost of defense, to or on behalf of any director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

  The foregoing statement is subject to the detailed provisions of sections 7015 and 7018-7023 of the New York Banking Law.

  As a subsidiary of General Motors Corporation, General Motors Acceptance Corporation is insured against liabilities which it may incur by reason of the foregoing provisions of the New York Banking Law and directors and officers of General Motors Acceptance Corporation are insured against some liabilities which might arise out of their employment and not be subject to indemnification under said Banking Law.

  Pursuant to resolutions adopted by the Board of Directors of General
Motors Corporation, that company to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of the company, or any of them, who incur or are threatened with personal liability, including expenses, under Employee Retirement Income Security Act of 1974 or any amendatory or comparable legislation or regulation thereunder.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits:

  1.1**       Form of Underwriting Agreement for the Notes

  3.1*        Certificate of Incorporation of the Seller



  3.2**       By-laws of the Seller



  4.1***      Form of Indenture between the Trust and the Indenture Trustee

                                  II-2

  4.2***      Form of Trust Agreement between the Seller and the Owner
              Trustee


  5.1         Opinion of Kirkland & Ellis with respect to legality



  8.1         Opinion of Kirkland & Ellis with respect to tax matters



  23.1        Consent of Kirkland & Ellis (included as part of Exhibit 5.1)



  24.1***     Power of Attorney



  99.1*** Form of Trust Sale and Servicing Agreement among the Trust, the Seller and the Servicer



  99.2*** Form of Pooling and Servicing Agreement between General Motors Acceptance Corporation and the Seller



  99.3** Form of Administration Agreement among the Servicer, the Owner Trustee and the Indenture Trustee



  99.4**      Form of Custodian Agreement



  99.5**      Form of Prospectus Supplement


* Incorporated by reference to registrant's Registration Statement No. 33-
  49169

**      Incorporated by reference to registrant's Registration Statement No.
        33-49307

***     Previously filed

ITEM 17.  UNDERTAKINGS.

  The Undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration Statement

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors and officers of the Company pursuant to the provisions discussed in Item 15 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director or officer of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Indenture Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                               SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE
REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DETROIT, STATE OF MICHIGAN, ON THE 21ST DAY OF MARCH, 1994.

                          Capital Auto Receivables, Inc.

                                Robert T.  O'Connell*
                          By_________________________________________
                          Robert T.  O'Connell, Chairman of the Board

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON MARCH 21, 1994 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

        SIGNATURE                           TITLE
        ---------                           -----
   ROBERT T. O'CONNELL*
- ------------------------------        Chairman of the Board and Director
   Robert T. O'Connell


   JOHN R. RINES*
- ------------------------------        President and Director
   John R. Rines


   JOHN D. FINNEGAN*
- ------------------------------        Vice President and Director
   John D. Finnegan


   JOHN E. GIBSON*
- ------------------------------        Vice President and Director
   John E. Gibson


   FREDERICK A. HENDERSON*
- ------------------------------        Vice President and Director
   Frederick A. Henderson


   JOHN RAKOLTA, JR.*
- ------------------------------        Director
   John Rakolta, Jr.


   RAYMOND R. REILLY*
- ------------------------------        Director
   Raymond R. Reilly


   CHRISTOPHER J. RUTKOWSKI*
- ------------------------------        Vice President and Director
   Christopher J. Rutkowski


   JEROME B. VAN ORMAN, JR.*
- ------------------------------        Vice President and Director
   Jerome B. Van Orman, Jr.

s/ GERALD E. GROSS
- ------------------------------        Comptroller
   Gerald E. Gross

*By:  s/ GERALD E. GROSS
- ------------------------------
      Gerald E. Gross
  Attorney-in-Fact
                                  II-4